As Filed with the Securities and Exchange Commission on April 19, 2006
                                File No.333-59765

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 8

                                   TO FORM S-1

                                   ON FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)


          Nebraska                                       6300                                       470221457
(State or other jurisdiction of                (Primary Standard Industrial                     (I.R.S.Employer
 incorporation or organization)                 Classification Code Number)                    Identification No.)


                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-865-5237
              (Address of registrant's principal executive offices)

                             WILLIAM F. EMMONS, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-865-5237
                           (Name of agent for service)


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                                        Calculation of Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Title of Each Class             Amount to           Proposed Maximum           Proposed Maximum             Amount of
of Securities to be             be Registered        Offering Price           Aggregate Offering           Registration
Registered                                              Per Unit                     Price                      Fee

Market Value Adjusted
Interest under Individual
Flexible Premium
Deferred Variable Annuity
Contracts                            *                     *                           *                         *
---------------------------------------------------------------------------------------------------------------------------------

* These Contracts are not issued in predetermined amounts or units. A maximum aggregate offering price of $25,000,000 was previously registered. No additional amount of securities is being registered by this post- effective amendment to the registration statement.

                    CONSULTANT I VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                   ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                 LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

          STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142

            MAILING ADDRESS: P.O. BOX 80469, LINCOLN, NE 68501-0469

                        TELEPHONE NUMBER: 1-800-865-5237

                           FAX NUMBER: 1-877-525-2689



The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. LINCOLN BENEFIT LIFE NO LONGER OFFERS THIS CONTRACT. IF YOU HAVE ALREADY PURCHASED THE CONTRACT YOU MAY CONTINUE TO MAKE PURCHASE PAYMENTS ACCORDING TO THE CONTRACT.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers fifty-two investment options, each of which is a Sub-Account of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Sub-Account invests exclusively in shares of Portfolios in one of the following underlying Funds:

AIM VARIABLE INSURANCE FUNDS (SERIES I)

THE ALGER AMERICAN FUND (CLASS O)
DWS VARIABLE SERIES I (CLASS A)*

FEDERATED INSURANCE SERIES

FIDELITY(R) VARIABLE INSURANCE PRODUCTS (INITIAL CLASS)

JANUS ASPEN SERIES (INSTITUTIONAL SHARES AND SERVICE SHARES)

LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC (CLASS I)**

MFS(R) VARIABLE INSURANCE TRUST(SM) (INITIAL CLASS)

OPPENHEIMER VARIABLE ACCOUNT FUNDS (SERVICE SHARES)

PREMIER VIT

PIMCO VARIABLE INSURANCE TRUST (ADMINISTRATIVE SHARES)

PUTNAM VARIABLE TRUST (CLASS IB)

STI CLASSIC VARIABLE TRUST

T. ROWE PRICE EQUITY SERIES, INC. (I)

T. ROWE PRICE INTERNATIONAL SERIES, INC. (I)

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (CLASS I)

VAN KAMPEN LIFE INVESTMENT TRUST (CLASS II)

WELLS FARGO VARIABLE TRUST FUNDS


* Effective 2/6/2006, Scudder Investments has changed its name to DWS Scudder Investments, accordingly we have made a corresponding change to the names of the Sub-Accounts.

** Effective 5/1/2006, the Salomon Brothers Variable Series Funds Inc. have been rebranded Legg Mason Partners Variable Portfolios I, Inc., accordingly we have made a corresponding change to the names of the Sub-Accounts.

--------------------------------------------------------------------------------
  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 2006.

Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are older than 90 years before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Sub-Accounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Sub-Accounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market


                                 1  PROSPECTUS

Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Sub-Accounts.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2006. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 45 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.


                                 2  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DEFINITIONS                                                     4
--------------------------------------------------------------------------------
FEE TABLES                                                      6
--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                       8
--------------------------------------------------------------------------------
CONDENSED FINANCIAL INFORMATION                                 11
--------------------------------------------------------------------------------
DESCRIPTION OF THE CONTRACTS                                    11
--------------------------------------------------------------------------------
  Summary                                                       11
--------------------------------------------------------------------------------
  Contract Owner                                                12
--------------------------------------------------------------------------------
  Annuitant                                                     12
--------------------------------------------------------------------------------
  Modification of the Contract                                  12
--------------------------------------------------------------------------------
  Assignment                                                    12
--------------------------------------------------------------------------------
  Free Look Period                                              12
--------------------------------------------------------------------------------
PURCHASES AND CONTRACT VALUE                                    12
--------------------------------------------------------------------------------
  Minimum Purchase Payment                                      12
--------------------------------------------------------------------------------
  Automatic Payment Plan                                        13
--------------------------------------------------------------------------------
  Allocation of Purchase Payments                               13
--------------------------------------------------------------------------------
  Contract Value                                                13
--------------------------------------------------------------------------------
  Separate Account Accumulation Unit Value                      13
--------------------------------------------------------------------------------
  Transfer During Accumulation Period                           14
--------------------------------------------------------------------------------
  Market Timing & Excessive Trading                             14
--------------------------------------------------------------------------------
  Trading Limitations                                           15
--------------------------------------------------------------------------------
  Automatic Dollar Cost Averaging Program                       15
--------------------------------------------------------------------------------
  Portfolio Rebalancing                                         16
--------------------------------------------------------------------------------
THE INVESTMENT AND FIXED ACCOUNT OPTIONS                        17
--------------------------------------------------------------------------------
  Separate Account Investments                                  17
--------------------------------------------------------------------------------
     The Portfolios                                             17
--------------------------------------------------------------------------------
     Voting Rights                                              20
--------------------------------------------------------------------------------
     Additions, Deletions, and Substitutions of Securities      21
--------------------------------------------------------------------------------
  The Fixed Account                                             21
--------------------------------------------------------------------------------
     General                                                    21
--------------------------------------------------------------------------------
     Guaranteed Maturity Fixed Account Option                   21
--------------------------------------------------------------------------------
     Market Value Adjustment                                    23
--------------------------------------------------------------------------------
     Dollar Cost Averaging Fixed Account Option                 23
--------------------------------------------------------------------------------
ANNUITY BENEFITS                                                23
--------------------------------------------------------------------------------
  Annuity Date                                                  23
--------------------------------------------------------------------------------
  Annuity Options                                               24
--------------------------------------------------------------------------------
  Other Options                                                 24
--------------------------------------------------------------------------------
  Annuity Payments: General                                     24
--------------------------------------------------------------------------------
  Variable Annuity Payments                                     25
--------------------------------------------------------------------------------
  Fixed Annuity Payments                                        25
--------------------------------------------------------------------------------
  Transfers During the Annuity Period                           25
--------------------------------------------------------------------------------
  Death Benefit During Annuity Period                           25
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Certain Employee Benefit Plans                                26
--------------------------------------------------------------------------------
OTHER CONTRACT BENEFITS                                         26
--------------------------------------------------------------------------------
  Death Benefit                                                 26
--------------------------------------------------------------------------------
  Beneficiary                                                   30
--------------------------------------------------------------------------------
  Contract Loans for 403(b) Contracts                           30
--------------------------------------------------------------------------------
  Withdrawals (Redemptions)                                     31
--------------------------------------------------------------------------------
  Systematic Withdrawal Program                                 32
--------------------------------------------------------------------------------
  ERISA Plans                                                   32
--------------------------------------------------------------------------------
  Minimum Contract Value                                        32
--------------------------------------------------------------------------------
CONTRACT CHARGES                                                32
--------------------------------------------------------------------------------
  Mortality and Expense Risk Charge                             33
--------------------------------------------------------------------------------
  Administrative Charges                                        33
--------------------------------------------------------------------------------
     Contract Maintenance Charge                                33
--------------------------------------------------------------------------------
     Administrative Expense Charge                              33
--------------------------------------------------------------------------------
     Transfer Fee                                               33
--------------------------------------------------------------------------------
  Sales Charges                                                 33
--------------------------------------------------------------------------------
  Premium Taxes                                                 35
--------------------------------------------------------------------------------
  Deduction for Separate Account Income Taxes                   35
--------------------------------------------------------------------------------
  Other Expenses                                                35
--------------------------------------------------------------------------------
TAXES                                                           36
--------------------------------------------------------------------------------
  Taxation of Lincoln Benefit Life Company                      36
--------------------------------------------------------------------------------
   Taxation of Variable Annuities in General                    36
--------------------------------------------------------------------------------
  Income Tax Withholding                                        38
--------------------------------------------------------------------------------
  Tax Qualified Contracts                                       39
--------------------------------------------------------------------------------
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT 42
--------------------------------------------------------------------------------
  Lincoln Benefit Life Company                                  42
--------------------------------------------------------------------------------
  Separate Account                                              43
--------------------------------------------------------------------------------
  State Regulation of Lincoln Benefit                           43
--------------------------------------------------------------------------------
  Financial Statements                                          43
--------------------------------------------------------------------------------
ADMINISTRATION                                                  43
--------------------------------------------------------------------------------
DISTRIBUTION OF CONTRACTS                                       44
--------------------------------------------------------------------------------
LEGAL PROCEEDINGS                                               44
--------------------------------------------------------------------------------
LEGAL MATTERS                                                   44
--------------------------------------------------------------------------------
ANNUAL REPORTS AND OTHER DOCUMENTS                              44
--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                          44
--------------------------------------------------------------------------------
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION        45
--------------------------------------------------------------------------------
APPENDIX A ACCUMULATION UNIT VALUES                             46
--------------------------------------------------------------------------------
APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT            59
--------------------------------------------------------------------------------
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                 3  PROSPECTUS

DEFINITIONS
--------------------------------------------------------------------------------

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which Contract Value builds up under Your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract Value.

ANNUITANT - The living person on whose life the annuity benefits under a Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") -  Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY -  Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of Your investment in the Sub-Accounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Sub-Account, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to Our general account.

FIXED ANNUITY -  A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE -  The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the Sub-Accounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Sub-Account.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Sub-Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to Us as premium for the Contract by you or on Your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUB-ACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE -  The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE -  Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Sub-Accounts in order to price Accumulation Units and Annuity Units.


                                 4  PROSPECTUS

Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Sub-Accounts to which Your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.


                                 5  PROSPECTUS

FEE TABLES
--------------------------------------------------------------------------------

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

Maximum Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments)

            CONTRIBUTION YEAR                APPLICABLE CHARGE
                   1-2                              7%
                   3-4                              6%
                    5                               5%
                    6                               4%
                    7                               3%
                   8 +                              0%

 - 7%

TRANSFER FEE (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee) - $10.00

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND EXPENSES.

ANNUAL CONTRACT MAINTENANCE CHARGE                                               $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET
VALUE DEDUCTED FROM EACH OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT)

Base Contract (without optional riders)
 Mortality and Expense Risk Charge                                                 1.15%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.25%
Base Contract (with Enhanced Death Benefit Rider)
 Mortality and Expense Risk Charge                                                 1.35%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.45%
Base Contract (with Enhanced Income Benefit Rider)
 Mortality and Expense Risk Charge                                                 1.50%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.60%
Base Contract (with Enhanced Death and Income Benefit Riders)
 Mortality and Expense Risk Charge                                                 1.55%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.65%
Base Contract (with Enhanced Death and Income Benefit Riders II)
 Mortality and Expense Risk Charge                                                 1.70%
 Administrative Expense Charge                                                     0.10%
                                                                                 ------
 Total Separate Account Annual Expenses                                            1.80%




THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL ANNUAL OPERATING EXPENSES CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE WAIVER OR EXPENSE REIMBURSMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH PORTFOLIO.


                                 6  PROSPECTUS

                                  Minimum                       Maximum
Total Annual Portfolio
Operating
Expenses/(1)/
(expenses that are
deducted from
Portfolio assets,
which may include
management fees,
distribution and/or
service (12b-1) fees,
and other
expenses)(without
waivers or
reimbursements)                    0.10%                         4.97%



(1)Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2005.

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. Invested $10,000 in the Contract for the time periods indicated,

.. earned a 5% annual return on your investment,

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and,

.. elected the Enhanced Death and Income Benefit Riders II (with total Separate
  Account expenses of 1.80%).



The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                   1 Year        3 Years   5 Years  10 Years
----------------------------------------------------------------------------------
Costs Based on Maximum Annual      $1,324       $  2,649  $  3,828   $6,609
Portfolio Expenses
----------------------------------------------------------------------------------
Costs Based on Minimum Annual      $  825       $  1,215  $  1,543   $2,554
Portfolio Expenses
----------------------------------------------------------------------------------



EXAMPLE 2
This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                              1 Year      3 Years  5 Years       10 Years
-------------------------------------------------------------------------------
Costs Based on Maximum        $729       $  2,139  $3,488         $6,609
Annual Portfolio Expenses
-------------------------------------------------------------------------------
Costs Based on Minimum        $230       $    705  $1,203         $2,554
Annual Portfolio Expenses
-------------------------------------------------------------------------------



EXPLANATION OF EXPENSE EXAMPLES
PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT RIDERS II (TOTAL SEPARATE ACCOUNT EXPENSES OF 1.80%). IF THESE RIDERS WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN WOULD BE SLIGHTLY LOWER. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF ANY, AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35.


                                 7  PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT
The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the prospectus. Please read the prospectus carefully.

1. WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Sub-Accounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Sub-Account and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Sub-Accounts and the amount of interest we credit to the Fixed Account.

Each Sub-Account will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2. WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

.. a life annuity with payments guaranteed for zero to thirty years;

.. a joint and full survivorship annuity, with payments guaranteed for zero to thirty years; and

.. fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Sub-Accounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Sub-Accounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contact Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4. WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the Portfolios described in "The Investment and Fixed Account Options: Separate Account Investments."


Some of the Portfolios described in this prospectus may not be available in your Contract.

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the prospectuses for the Portfolios.

5. WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Sub-Account(s) and the Fixed Account(s). Loan payments may


                                 8  PROSPECTUS
not be allocated to the Fixed Account(s). You may not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guarantee Maturity Fixed Account Options is $500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Sub-Accounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Sub-Accounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) it is necessary to meet IRS minimum withdrawal requirements; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2) how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. WHAT ARE MY EXPENSES UNDER THE CONTRACT?


CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Sub-Accounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.


ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

TRANSFER FEE. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to


                                 9  PROSPECTUS

$10 per transfer for each transfer after the first transfer in each month.

WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a "Contribution Year") as follows:

                 CONTRIBUTION                       APPLICABLE
                     YEAR                             CHARGE
                     1-2                                7%
                     3-4                                6%
                      5                                 5%
                      6                                 4%
                      7                                 3%
                     8 +                                0%


In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in, first-out basis.

Each year, free of Withdrawal Charges or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

  (a) the greater of:

  .  earnings not previously withdrawn; or

  .  15% of your total Purchase Payments made in the most  recent seven years;
     plus

  (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you:

1) require long-term medical or custodial care outside the home;

2) become unemployed; or

3) are diagnosed with a terminal illness.

These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.


PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.


OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for


                                 10  PROSPECTUS
payment of the death benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1) your total Purchase Payments reduced by a withdrawal adjustment;

2) your Contract Value;

3) the amount you would have received by surrendering your Contract; or

4) your Contract Value on each Contract Anniversary evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. WHAT ELSE SHOULD I KNOW?


ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Sub-Accounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.


TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Sub-Accounts and from the Sub-Accounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Sub-Account of your choosing, including other Sub-Accounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Sub-Accounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing Program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub-Accounts or from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.


FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11. WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln, NE 68501-0469, or call us at (800) 865-5237.


CONDENSED FINANCIAL INFORMATION
Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Sub-Account for 1994 through 2005. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Sub-Account. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The Separate Account's financial statements, which are comprised of the financial
statements of the underlying  sub-accounts, as  of  December  31, 2005,   are
 included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2005, are included in the Statement of Additional Information.


DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You


                                 11  PROSPECTUS
may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Sub-Accounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.


CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.


ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.


MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Sub-Accounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Sub-Accounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Sub-Account. Your Contract will contain specific information about your free-look rights in your state.


PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are


                                 12  PROSPECTUS
lower than $500, such amounts will be allocated to the Fidelity Money Market Portfolio.We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.


AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.


ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the Sub-Account(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Sub-Account and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Sub-Accounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit. Please note that effective as of September 27, 2002, we will not permit you to allocate new premiums to the Sub-Account that invests in the STI Classic Variable Trust International Equity Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Sub-Account which invests in the STI Classic Variable Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Sub-Accounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Sub-Account. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Sub-Accounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Sub-Account to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Sub-Account by that Sub-Account's Accumulation Unit Value on the Valuation Date when the allocation occurs.


CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.


SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation Unit Value for each Sub-Account will rise or fall to reflect changes in the share price of the Portfolio in which the Sub-Account invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Sub-Account. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described beginning on page 28. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Sub-Account. We determine the Accumulation Unit Value for each Sub-Account Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on


                                 13  PROSPECTUS
the Accumulation Unit Value of the corresponding Sub-Account and, therefore, your Contract Value.


TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Sub-Accounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time. Please note that effective as of September 27, 2002, we will not permit you to allocate new premiums to the Sub-Account that invests in the STI Classic Variable Trust International Equity Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Sub-Account which invests in the STI Classic Variable Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. Requests received before 4:00 p.m. will be effected on that day at that day's price. Requests received after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price. If you transfer an amount from the Fixed Account to a Sub-Account before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 23.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

We may charge you the transfer fee described on page 6, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Sub-Accounts in any Contract year, or to refuse any Variable Sub-Account transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


MARKET TIMING & EXCESSIVE TRADING
The Contracts/Policies are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract/Policy Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract/Policy if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract/Policy.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.


                                 14  PROSPECTUS

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract/Policy year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

.. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract/Policy Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract/Policy Owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

.. the total dollar amount being transferred, both in the aggregate and in the transfer request;

.. the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

.. whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities;

.. whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

.. the investment objectives and/or size of the Variable Sub-Account underlying
  Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract/Policy Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract/Policy Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract/Policy Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract/ Policy Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (i.e. International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.


SHORT TERM TRADING FEES
We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-Accounts that occur within a certain number of days following the date of allocation to the Variable Sub-Accounts. Such fees may vary by Variable Sub-Account, but will only apply to those Variable Sub-Accounts corresponding to underlying funds that assess such fees.


AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Sub-Account of your choosing. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Sub-Accounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity Money Market Variable Sub-Account in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may


                                 15  PROSPECTUS
elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a Sub-Account with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile Sub-Account. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.


PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Over time, the variations in each Sub-Account's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Sub-Accounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Sub-Accounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.


                                 16  PROSPECTUS

THE INVESTMENT AND FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

SEPARATE ACCOUNT INVESTMENTS


THE PORTFOLIOS. Each of the Sub-Accounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Sub-Accounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Sub-Accounts of the Separate Account.


PORTFOLIO               EACH PORTFOLIO SEEKS           INVESTMENT ADVISER
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital    A I M ADVISORS, INC.(1)
 Fund - Series I
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Alger American Growth   Long-term capital
 Portfolio - Class O     appreciation
-------------------------------------------------------
Alger American Income   To provide a high level of
 & Growth Portfolio -    dividend income.  Its
 Class O                 secondary goal is to provide
                         capital appreciation.         FRED ALGER MANAGEMENT,
-------------------------------------------------------INC.
Alger American          Long-term capital
 Leveraged AllCap        appreciation
 Portfolio - Class O
-------------------------------------------------------
Alger American MidCap   Long-term capital
 Growth Portfolio -      appreciation
 Class O
-------------------------------------------------------
Alger American Small    Long-term capital
 Capitalization          appreciation
 Portfolio - Class O
-------------------------------------------------------------------------------
DWS VARIABLE SERIES I(2)
-------------------------------------------------------------------------------
DWS Bond VIP - Class    To provide a high level of
 A(2)                    income consistent with a
                         high quality portfolio of
                         debt securities
-------------------------------------------------------
DWS Global              Above-average capital
 Opportunities VIP -     appreciation over the long    DEUTSCHE INVESTMENT
 Class A(2)              term                          MANAGEMENT AMERICAS INC.
-------------------------------------------------------
DWS Growth & Income     Long-term growth of capital,
 VIP - Class A(2)        current income and growth of
                         income
-------------------------------------------------------
DWS International VIP   Long-term growth of capital
 - Class A(2)            primarily through
                         diversified holdings of
                         marketable foreign equity
                         investments
-------------------------------------------------------------------------------
DWS VARIABLE SERIES II(2)
-------------------------------------------------------------------------------
DWS Balanced VIP -      High total return, a           DEUTSCHE INVESTMENT
 Class A(2)              combination of income and     MANAGEMENT AMERICAS INC.
                         capital appreciation
-------------------------------------------------------------------------------
FEDERATED INSURANCE SERIES
-------------------------------------------------------------------------------
Federated Capital       High current income and        FEDERATED EQUITY
 Income Fund II          moderate capital              MANAGEMENT COMPANY OF
                         appreciation                  PENNSYLVANIA
-------------------------------------------------------------------------------
Federated Fund for      Current income
 U.S. Government                                       FEDERATED INVESTMENT
 Securities II                                         MANAGEMENT COMPANY
-------------------------------------------------------
Federated High Income   High current income
 Bond Fund II
-------------------------------------------------------------------------------

                                 17  PROSPECTUS


FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP Asset      To obtain high total return
 Manager(SM) Portfolio   with reduced risk over the
 - Initial Class         long term by allocating its
                         assets among stocks, bonds,
                         and short-term instruments.
-------------------------------------------------------
Fidelity VIP            Long-term capital
 Contrafund(R)           appreciation.
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP            Reasonable income by
 Equity-Income           investing primarily in
 Portfolio - Initial     income-producing equity
 Class                   securities.  In choosing
                         these securities, the fund
                         will also consider the
                         potential for capital
                         appreciation.  The fund's     FIDELITY MANAGEMENT &
                         goal is to achieve a yield    RESEARCH COMPANY
                         which exceeds the composite
                         yield on the securities
                         comprising the S&P 500.
-------------------------------------------------------
Fidelity VIP Growth     To achieve capital
 Portfolio - Initial     appreciation.
 Class
-------------------------------------------------------
Fidelity VIP Index 500  Investment results that
 Portfolio - Initial     correspond to the total
 Class                   return of common stocks
                         publicly traded in the
                         United States, as
                         represented by the Standard
                         & Poor's 500(SM) Index (S&P
                         500(R)).
-------------------------------------------------------
Fidelity VIP Money      As high a level of current
 Market Portfolio -      income as is consistent with
 Initial Class           preservation of capital and
                         liquidity by investing in
                         money market instruments.
-------------------------------------------------------
Fidelity VIP Overseas   Long-term growth of capital.
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Janus Aspen Series      Long-term capital growth,
 Balanced Portfolio -    consistent with preservation
 Institutional Shares    of capital and balanced by
                         current income.
-------------------------------------------------------
Janus Aspen Series      To obtain maximum total
 Flexible Bond           return, consistent with
 Portfolio -             preservation of capital.
 Institutional Shares
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital.   JANUS CAPITAL MANAGEMENT
 Foreign Stock                                         LLC
 Portfolio - Service
 Shares
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Large Cap Growth        in a manner consistent with
 Portfolio -             the preservation of capital.
 Institutional Shares
-------------------------------------------------------
Janus Aspen Series Mid  Long-term growth of capital
 Cap Growth Portfolio
 - Institutional
 Shares
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Worldwide Growth        in a manner consistent with
 Portfolio -             the preservation of capital.
 Institutional Shares
-------------------------------------------------------------------------------
LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC(3)
-------------------------------------------------------------------------------
Legg Mason Partners     Long-term growth of capital
 Variable Investors      with current income as a      SALOMON BROTHERS ASSET
 Portfolio - Class       secondary objective           MANAGEMENT INC
 I(3)
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital
 Series - Initial
 Class
-------------------------------------------------------
MFS Investors Trust     To provide long-term growth
 Series - Initial        of capital and secondarily
 Class                   to provide reasonable
                         current income
-------------------------------------------------------
MFS New Discovery       Capital appreciation.          MFS(TM) INVESTMENT
 Series - Initial                                      MANAGEMENT
 Class
-------------------------------------------------------
MFS Research Series -   Long-term growth of capital
 Initial Class           and future income
-------------------------------------------------------
MFS Total Return        To provide above-average
 Series - Initial        income (compared to a
 Class                   portfolio invested entirely
                         in equity securities)
                         consistent with the prudent
                         employment of capital and
                         secondarily to provide a
                         reasonable opportunity for
                         growth of capital and
                         income.
-------------------------------------------------------------------------------

                                 18  PROSPECTUS


OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Main        Capital appreciation.
 Street Small Cap                                      OPPENHEIMERFUNDS, INC.
 Fund(R)/ VA - Service
 Shares
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
PIMCO VIT Foreign Bond  Maximum total return,
 Portfolio (U.S.         consistent with preservation
 Dollar-Hedged) -        of capital and prudent        PACIFIC INVESTMENT
 Administrative Shares   investment management.        MANAGEMENT COMPANY LLC
-------------------------------------------------------
PIMCO VIT Total Return  Maximum total return,
 Portfolio -             consistent with preservation
 Administrative Shares   of capital and prudent
                         investment management.
-------------------------------------------------------------------------------
PREMIER VIT
-------------------------------------------------------------------------------
Premier VIT OpCap       Growth of capital and
 Balanced Portfolio      investment income
-------------------------------------------------------
Premier VIT OpCap       Capital appreciation through   OPCAP ADVISORS LLC
 Small Cap Portfolio     a diversified portfolio
                         consisting primarily of
                         securities of companies with
                         market capitalizations of
                         under $2 billion at time of
                         purchase.
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT               Capital growth. Current        PUTNAM INVESTMENT
 International Growth    income is a secondary         MANAGEMENT, LLC
 and Income Fund -       objective.
 Class IB
-------------------------------------------------------------------------------
STI CLASSIC VARIABLE TRUST
-------------------------------------------------------------------------------
STI Classic Capital     Capital appreciation
 Appreciation Fund
-------------------------------------------------------TRUSCO CAPITAL
STI Classic             Long-term capital              MANAGEMENT, INC.
 International Equity    appreciation
 Fund
-------------------------------------------------------
STI Classic Large Cap   Capital appreciation with the
 Value Equity Fund       secondary goal of current
                         income
-------------------------------------------------------------------------------
T. ROWE PRICE EQUITY SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price Equity    Substantial dividend income
 Income Portfolio - I    as well as long-term growth
                         of capital.                   T. ROWE PRICE
-------------------------------------------------------ASSOCIATES, INC.
T. Rowe Price Mid-Cap   Long-term capital
 Growth Portfolio - I    appreciation
-------------------------------------------------------
T. Rowe Price New       Long-term growth of capital
 America Growth
 Portfolio - I
-------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price           Long-term growth of capital    T. ROWE PRICE
 International Stock                                   INTERNATIONAL, INC.
 Portfolio - I
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT          Capital growth
 Aggressive Growth                                     VAN KAMPEN ASSET
 Portfolio, Class II                                   MANAGEMENT
-------------------------------------------------------
Van Kampen LIT Growth   Long-term growth of capital
 and Income Portfolio,   and income.
 Class II
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF U.S.     Above-average total return
 Mid Cap Value           over a market cycle of three  VAN KAMPEN (4)
 Portfolio, Class I      to five years by investing
                         in common stocks and other
                         equity securities
-------------------------------------------------------------------------------
WELLS FARGO VARIABLE TRUST FUNDS
-------------------------------------------------------------------------------
Wells Fargo Advantage   Long-term capital              WELLS FARGO FUNDS
 Discovery Fund (5)      appreciation                  MANAGEMENT, LLC
-------------------------------------------------------
Wells Fargo Advantage   Long-term capital
 Opportunity Fund (5)    appreciation
-------------------------------------------------------------------------------


(1) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.


                                 19  PROSPECTUS

(2) Effective 2/6/2006, Scudder Investments has changed its name to DWS Scudder Investments, accordingly we have made a corresponding change to the names of the Sub-Accounts.

(3) Effective 5/1/2006, the Salomon Brothers Variable Series Funds Inc. have been rebranded Legg Mason Partners Variable Portfolios I, Inc., accordingly we have made a corresponding change to the names of the Sub-Accounts.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) Effective May 1, 2006, the Wells Fargo Advantage Discovery Fund changed its name to the Wells Fargo Advantage Discovery Fund and the Wells Fargo Advantage Opportunity Fund changed its name to the Wells Fargo Advantage Opportunity Fund.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other Sub-Account or from any other part of our business. We will use the net Purchase Payments you allocate to a Sub-Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.


VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the


                                 20  PROSPECTUS

Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.


ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Sub-Accounts:

  (a) to operate the Separate Account in any form permitted by law;

  (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

  (c) to transfer assets from one Sub-Account to another, or from any Sub-Account to our general account;

  (d) to add, combine, or remove Sub-Accounts in the Separate Account; and

  (e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.


THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.


GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.


                                 21  PROSPECTUS

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE
Purchase Payment                     $10,000
Guarantee Period                     5 years
Effective Annual Rate                   4.50%



                                           END OF CONTACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value                  $10,000.00
 X (1 + Effective
 Annual Rate)              X 1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year                   $10,450.00
 X (1 + Effective
 Annual Rate)                          X 1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year                               $10,920.25
 X (1 + Effective
 Annual Rate)                                      X 1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year                                           $11,411.66
 X (1 + Effective
 Annual Rate)                                                  X 1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end
 of Contract Year                                                        $11,925.19
 X (1 + Effective
 Annual Rate)                                                               X 1.045
                                                                         ----------
                                                                         $12,461.82



Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -
$10,000)

NOTE: This example assumes no withdrawals during the entire five-year Guarantee
   Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800- 865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.


                                 22  PROSPECTUS

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 21;

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Sub-Accounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Sub-Accounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 15 of this prospectus.


ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is on or immediately following the later of the 10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

.. the year of your separation from service; or

.. April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You


                                 23  PROSPECTUS
may change the Annuity Date by writing to us at the address given on the first page of the prospectus.


ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

.. Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

.. Option B with 10 years (120 months) guaranteed, if you have designated joint
  Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

.. a Fixed Annuity;

.. a Variable Annuity; or

.. a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A: LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

OPTION B: JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

.. the investment results of the Sub-Accounts you have selected,

.. the Contract Value at the time you elected annuitization, and

.. the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

If you choose Income Plan A or B, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 31 below, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.


OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.


ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" beginning on page 25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Sub-Accounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity


                                 24  PROSPECTUS
payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.


VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Sub-Accounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Sub-Accounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 31/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.


FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Sub-Accounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.


TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Sub-Accounts so as to change the relative weighting of the Sub-Accounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Sub-Accounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub-Accounts or make transfers from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.


DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at


                                 25  PROSPECTUS
the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.


CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


OTHER CONTRACT BENEFITS

DEATH BENEFIT:  GENERAL.  We will pay a distribution on death, if:

1) the Contract is in force;

2) annuity payments have not begun; and

3) either:

  (a) any Owner dies; or

  (b) any Annuitant dies and the Owner is a non-living person.


DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

.. a certified original copy of the Death Certificate;

.. a certified copy of a court decree as to the finding of death; or

.. a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.


DEATH PROCEEDS. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.


DEATH BENEFIT AMOUNT. The standard Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2) the Contract Value on the date as of which we calculate the Death Benefit.

3) the Surrender Value;

4) the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described on page 28, you may add optional riders that in some circumstances may increase the Death Benefit under your contract.

DEATH BENEFIT PAYMENTS

1. If your spouse is the sole beneficiary:

  (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

  (b) Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

  (c) If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts.
 This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Period during which we receive the complete request for


                                 26  PROSPECTUS
settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) transfer all or a portion of the excess among the Sub-Accounts;

   (ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

   (iii) transfer all or a portion of the excess into a combination of Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2. If the Beneficiary is not your spouse but is a living person:

  (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

  (b) The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of the Beneficiary; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

   (iii) over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

  (c) If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 14 and Transfer Fees on page 33 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the Beneficiary is a corporation or other type of non-living person:

  (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

  (b) If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 14 and Transfer Fees on page 33 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the Riders are described below. The benefits in the riders discussed below may not be available in all states.


                                 27  PROSPECTUS

For example, the Enhanced Death Benefit, Enhanced Income Benefit and all versions of the Enhanced Death and Income Benefit riders issued in Washington state do not contain the Enhanced Death Benefit B or Enhanced Income Benefit B provisions that are described below. Further they may be offered in certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.

ENHANCED DEATH BENEFIT RIDER: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. This Rider is available if the oldest Owner or Annuitant is age 80 or less at issue. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.
 If you select this Rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B, defined below.

ENHANCED INCOME BENEFIT RIDER: When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. If you select this Rider, you may be able to receive higher annuity payments in certain circumstances.
As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

  (a) on or after the tenth Contract Anniversary;

  (b) before the Annuitant's age 90; and

  (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the Contract for either a single life with a period certain, or joint lives with a period certain of at least:

  (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

  (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the
amounts paid in partial withdrawals, surrenders or death benefits.   In
addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.

ENHANCED INCOME BENEFIT A. At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

.. When you make a Purchase Payment, we will increase the Enhanced Income Benefit
  A by the amount of your Purchase Payment;

.. When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

.. On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced Income Benefit A.

If you do not make any additional Purchase Payments or withdrawals, the Enhanced Income Benefit A will be the greatest of all Contract Anniversary Contract Values prior to the date we calculate the Enhanced Income Benefit.

We will continuously adjust Enhanced Income Benefit A; as described above, until the oldest Contract Owner's 85th birthday, or if the Contract Owner is not a living individual, the oldest Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.

ENHANCED INCOME BENEFIT B. Enhanced Income Benefit B is equal to your total Purchase Payments reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

  (a) the date we determine the income benefit;

  (b) the first day of the month following the oldest Contract Owner's 85th birthday, or the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

(a) is the withdrawal amount;

(b) is the Contract Value immediately prior to the withdrawal;

(c) is the most recently calculated Enhanced Income Benefit A or B, as applicable.


                                 28  PROSPECTUS

ENHANCED DEATH AND INCOME BENEFIT RIDER II: When you purchase your Contract and if available in your state, you may select the Enhanced Death and Income Benefit Rider II. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue.
 This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the Annuity Date.
 We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

  (a) on or after the tenth Contract Anniversary;

  (b) before the Annuitant's age 90; and

  (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

  (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

  (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

ENHANCED DEATH AND INCOME BENEFIT RIDER. This Rider was previously available if the oldest Owner or Annuitant is age 75 or less at issue. This rider is no longer available. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or
after the tenth Contract Anniversary, but before the Annuitant's age 90.   On
the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

  (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

  (b) at least 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

.. When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

.. When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

.. On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the greatest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to your total Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:

  (a) the date we determine the death benefit,

  (b) the first day of the month following the oldest Contract Owner's 85th birthday; or

  (c) the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:


                                 29  PROSPECTUS

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Benefit A or B, as appropriate.


BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

.. your spouse if he or she is still alive; or, if he or she is no longer alive,

.. your surviving children equally; or if you have no surviving children,

.. your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.


CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

  (a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

  (b) equals the greater of $10,000 or half of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Sub-Account. If your loan amount is greater than your Contract Value in the Sub-Accounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Sub-Accounts or the Fixed


                                 30  PROSPECTUS

Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Sub-Accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1) the Death Proceeds;

2) surrender proceeds;

3) the amount available for partial withdrawal;

4) the amount applied on the Annuity Date to provide annuity payments; and

5) the amount applied on the Annuity Date to provide annuity payments under the Enhanced Income Benefit Rider, Enhanced Death and Income Benefit Rider, or the Enhanced Death and Income Benefit Rider II.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Sub-Account(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity Money Market Sub-Account.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.


WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 34. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 23.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Sub-Account. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 32. Your Contract will terminate if you withdraw all of your Contract Value

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page 39.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Sub-Accounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Sub-Accounts and the Guaranteed Maturity Fixed Account Options based upon


                                 31  PROSPECTUS
the balance of the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 33. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1) when you attain age 59 1/2;

2) when you terminate your employment with the plan sponsor;

3) upon your death;

4) upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5) in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1) salary reduction contributions made after December 31, 1988;

2) income attributable to such contributions; and

3) income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.


SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub-Account and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.


MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.


CONTRACT CHARGES
We assess charges under the Contract in three ways:


                                 32  PROSPECTUS

1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on pages 6, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.


MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Sub-Account during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Sub-Account. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

2) to waive the Withdrawal Charge upon your death; and

3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 25.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Sub-Account. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense risk charge will be 1.70% of average daily net asset value of each Sub-Account. We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.


ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Sub-Accounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.


ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Sub-Account during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Sub-Accounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.


TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.


SALES CHARGES.

WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.

As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how


                                 33  PROSPECTUS
many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

                                CONTRIBUTION                                     WITHDRAWAL
                                    YEAR                                           CHARGE
                                                                                 PERCENTAGE
                              First and Second                                       7%
                              Third and Fourth                                       6%
                                   Fifth                                             5%
                                   Sixth                                             4%
                                  Seventh                                            3%
                              Eighth and later                                       0%



When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

SECOND. "Old Purchase Payments" - Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

THIRD. Any additional amounts available as a "Free Withdrawal," as described on page 34;

FOURTH. "New Purchase Payments" - Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

.. on annuitization;

.. the payment of a Death Benefit;

.. a free withdrawal amount, as described on page 34;

.. certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described on page 41;

.. withdrawals taken to satisfy IRS minimum distribution rules;

.. withdrawals that qualify for one of the waiver benefits described on pages
  35-36; and

.. withdrawal under Contracts issued to employees of Lincoln Benefit Life Company or its affiliates, Surety Life Insurance Company and Allstate Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We may waive withdrawal charges if this Contract is surrendered, and the entire proceeds of the surrender are directly used to purchase a new Contract also issued by us or any affiliated company. Such waivers will be granted on a non-discriminatory basis.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 37. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

.. In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

.. Any Old Purchase Payments that have not been previously withdrawn.

However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value Adjustment. The tax treatment of withdrawals is summarized on page 37.

WAIVER BENEFITS


GENERAL. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.


                                 34  PROSPECTUS

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.


CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1) Any Contract Owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) You request the withdrawal no later than 90 days following the end of the Owner or Annuitant's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.


TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.


UNEMPLOYMENT WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:

1) you become unemployed at least 1 year after the Issue Date;

2) you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and

3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.


WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Tax Code;

2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800- 865-5237.


PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional Information.


OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Sub-Accounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.


                                 35  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Separate Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.


TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

.. the Contract Owner is a natural person,

.. the investments of the Separate Account are "adequately diversified" according to Treasury Department regulations, and

.. Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.


DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract


                                 36  PROSPECTUS
owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


                                 37  PROSPECTUS

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

.. if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the


                                 38  PROSPECTUS

U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

.. Individual Retirement Annuities (IRAs) under Code Section 408(b);

.. Roth IRAs under Code Section 408A;

.. Simplified Employee Pension (SEP IRA) under Code Section 408(k);

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
  408(p);

.. Tax Sheltered Annuities under Code Section 403(b);

.. Corporate and Self Employed Pension and Profit Sharing Plans under Code
  Section 401; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount.
 These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


                                 39  PROSPECTUS

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (does not apply to IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.


                                 40  PROSPECTUS

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after


                                 41  PROSPECTUS

12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan.
 Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).


CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.


Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

.. A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

.. An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.


DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT
--------------------------------------------------------------------------------


LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 S. 84th Street, Lincoln, NE 68506-4142. Lincoln Benefit is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, substantially all contract related transactions are transferred to Allstate Life, and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life.
 Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial


                                 42  PROSPECTUS
statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreement. These assets represent our general account and are invested and managed by Allstate Life. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable Contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

On March 8, 2006, Allstate Life announced that it had entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life will sell, pursuant to a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business, including that of its subsidiary Lincoln Benefit. The Agreement also provides that Lincoln Benefit and PICA will enter into an administrative services agreement pursuant to which PICA or an affiliate will administer the Variable Account and the Contracts after a transition period that may last up to two years. The benefits and provisions of the Contracts will not be changed by these transactions and agreements. None of the transactions or agreements will change the fact that we are primarily liable to you under your Contract.

The transaction is subject to regulatory approvals, and it is expected that it will be completed by the end of the second quarter of 2006.


SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct.
 Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Sub-Accounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800- 865-5237. We have reproduced the Table of Contents of the Statement of Additional
 Information on page 45.


STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.


FINANCIAL STATEMENTS. The financial statements of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.


ADMINISTRATION
We have primary responsibility for all administration of the Contracts and the Separate Account. Pursuant to the Agreement, we will enter into an administrative services agreement with PICA whereby, after a transition period that may last up to two years, PICA or an affiliate will provide administrative services to the Variable Account and the Contracts on our behalf.

Our mailing address is P.O. Box 80469, Lincoln, NE 68501-0469.

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services; calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and


                                 43  PROSPECTUS
verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


DISTRIBUTION OF CONTRACTS
The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

Lincoln Benefit and ALFS have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.


LEGAL PROCEEDINGS
There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.


LEGAL MATTERS
All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Michael J. Velotta, Senior Vice President, General Counsel and Secretary of Lincoln Benefit.


ANNUAL REPORTS AND OTHER DOCUMENTS
Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2005, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, 2940 S. 84th Street, Lincoln, NE 68506-4142 or 800-865-5237.


REGISTRATION STATEMENT
We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts.
 The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for
the precise terms  of  those  instruments.   You  may  inspect  and  obtain
 copies of the registration statement as described on the cover page of this prospectus.


                                 44  PROSPECTUS

                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION


                                                                      PAGE
THE CONTRACT
  Annuity Payments
  Initial Monthly Annuity Payment
  Subsequent Monthly Payments
  Transfers After Annuity Date
  Annuity Unit Value
  Illustrative Example of Annuity Unit Value Calculation
  Illustrative Example of Variable Annuity Payments
EXPERTS
FINANCIAL STATEMENTS





                                 45  PROSPECTUS

APPENDIX A
--------------------------------------------------------------------------------



                         ACCUMULATION UNIT VALUES/(1)/
                                  BASIC POLICY

                                        Year ending December 31,
FUND                     1998       1999        2000         2001         2002
----------------------------------------------------------------------------------
AIM V.I. BASIC VALUE -
SERIES I SUB-ACCOUNT
 Accumulation Unit
 Value Beginning             --          --           --          --           --
 Accumulation Unit
 Value Ending                --          --           --          --           --
 Number of Units
 Outstanding at End of       --          --           --          --           --
 Year
----------------------------------------------------------------------------------
ALGER AMERICAN GROWTH
- CLASS O SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.93  $     15.75  $    13.26   $    11.54
 Accumulation Unit
 Value Ending           $ 11.93  $    15.75  $     13.26  $    11.54   $    7.640
 Number of Units
 Outstanding at End of   51,133     624,209    1,121,843     996,256      734,340
 Year
----------------------------------------------------------------------------------
ALGER AMERICAN INCOME
& GROWTH - CLASS O
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.50  $     16.17  $    15.77   $    13.34
 Accumulation Unit
 Value Ending           $ 11.50  $    16.17  $     15.77  $    13.34   $    9.078
 Number of Units
 Outstanding at End of   24,310     402.339      853,586     888,850      781,602
 Year
----------------------------------------------------------------------------------
ALGER AMERICAN
LEVERAGED ALLCAP -
CLASS O SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    12.81  $     22.52  $    16.72   $    13.88
 Accumulation Unit
 Value Ending           $ 12.81  $    22.52  $     16.72  $    13.88   $    9.061
 Number of Units
 Outstanding at End of   16,931     276,291      682,579     560,418      474,441
 Year
----------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP
GROWTH - CLASS O
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.60  $     15.10  $    16.28   $    15.03
 Accumulation Unit
 Value Ending           $ 11.60  $    15.10  $     16.28  $    15.03   $   10.457
 Number of Units
 Outstanding at End of    1,813     133,411      613,187     515,103      410,450
 Year
----------------------------------------------------------------------------------
ALGER AMERICAN SMALL
CAPITALIZATION - CLASS
O SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.31  $     16.02  $    11.52   $     8.02
 Accumulation Unit
 Value Ending           $ 11.31  $    16.02  $     11.52  $     8.02   $    5.842
 Number of Units
 Outstanding at End of    5,133      77,078      249,260     328,999      283,731
 Year
----------------------------------------------------------------------------------
DWS BALANCED - CLASS A
SUB-ACCOUNT(2)
 Accumulation Unit
 Value Beginning             --          --           --          --           --
 Accumulation Unit
 Value Ending                --          --           --          --           --
 Number of Units
 Outstanding at End of       --          --           --          --           --
 Year
----------------------------------------------------------------------------------
DWS BOND - CLASS A
SUB-ACCOUNT (2)
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.19  $      9.97  $    10.88   $    11.36
 Accumulation Unit
 Value Ending           $ 10.19  $     9.97  $     10.88  $    11.36   $   12.081
 Number of Units
 Outstanding at End of   24,670     123,093      155,500     507,663      558,679
 Year
----------------------------------------------------------------------------------
DWS GLOBAL
OPPORTUNITIES - CLASS
A SUB-ACCOUNT (2)
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.77  $     17.65  $    16.51   $    12.29
 Accumulation Unit
 Value Ending           $ 10.77  $    17.65  $     16.51  $    12.29   $    9.724
 Number of Units
 Outstanding at End of    1,630      43,091      114,023     103,294      130,916
 Year
----------------------------------------------------------------------------------
DWS GROWTH & INCOME -
CLASS A SUB-ACCOUNT
(2)
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.52  $     11.02  $    10.66   $     9.34
 Accumulation Unit
 Value Ending           $ 10.52  $    11.02  $     10.66  $     9.34   $    7.087
 Number of Units
 Outstanding at End of    8,690     138,946      192,522     218,214      201,541
 Year
----------------------------------------------------------------------------------
DWS INTERNATIONAL -
CLASS A SUB-ACCOUNT
(2)
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.38  $     15.84  $    12.25   $     8.36
 Accumulation Unit
 Value Ending           $ 10.38  $    15.84  $     12.25  $     8.36   $    6.743
 Number of Units
 Outstanding at End of      181      56,287      113,301     100,581      105,081
 Year
----------------------------------------------------------------------------------
FEDERATED CAPITAL
INCOME II SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.13  $     11.18  $    10.06   $     8.57
 Accumulation Unit
 Value Ending           $ 11.13  $    11.18  $     10.06  $     8.57   $    8.959
 Number of Units
 Outstanding at End of   35,130     198,037      401,376     420,723      460,608
 Year
----------------------------------------------------------------------------------
FEDERATED FUND FOR
U.S. GOVERNMENT
SECURITIES II
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.27  $     10.08  $    11.05   $    11.67
 Accumulation Unit
 Value Ending           $ 10.27  $    10.08  $     11.05  $    11.67   $   12.572
 Number of Units
 Outstanding at End of   36,743     175,793      406,015   1,994,814    2,695,911
 Year
----------------------------------------------------------------------------------

                                 46  PROSPECTUS


FEDERATED HIGH INCOME
BOND II SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $     9.85  $      9.95  $     8.94   $     8.95
 Accumulation Unit
 Value Ending           $  9.85  $     9.95  $      8.94  $     8.95   $    6.435
 Number of Units
 Outstanding at End of   47,674     196,572      340,164     785,823      296,496
 Year
----------------------------------------------------------------------------------
FIDELITY VIP ASSET
MANAGER(SM) - INITIAL
CLASS SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.80  $     11.85  $    11.25   $    10.65
 Accumulation Unit
 Value Ending           $ 10.80  $    11.85  $     11.25  $    10.65   $    9.601
 Number of Units
 Outstanding at End of   12,172     154,441      278,326     334,328      371,447
 Year
----------------------------------------------------------------------------------
FIDELITY VIP
CONTRAFUND(R) -
INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.46  $     14.06  $    12.97   $    11.24
 Accumulation Unit
 Value Ending           $ 11.46  $    14.06  $     12.97  $    11.24   $   10.060
 Number of Units
 Outstanding at End of   28,065     548,967   1,1001,494   1,006,844    1,084,534
 Year
----------------------------------------------------------------------------------
FIDELITY VIP
EQUITY-INCOME -
INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.83  $     11.37  $    12.18   $    11.43
 Accumulation Unit
 Value Ending           $ 10.83  $    11.37  $     12.18  $    11.43   $    9.375
 Number of Units
 Outstanding at End of   39,303     616,769    1,208,699   1,289,762    1,218,166
 Year
----------------------------------------------------------------------------------
FIDELITY VIP GROWTH -
INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.62  $     15.78  $    13.87   $    11.28
 Accumulation Unit
 Value Ending           $ 11.62  $    15.78  $     13.87  $    11.28   $    7.786
 Number of Units
 Outstanding at End of   13,317     541,326    1,300,830   1,366,004    1,121,334
 Year
----------------------------------------------------------------------------------
FIDELITY VIP INDEX 500
- INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.36  $     13.52  $    12.11   $    10.51
 Accumulation Unit
 Value Ending           $ 11.36  $    13.52  $     12.11  $    10.51   $    8.073
 Number of Units
 Outstanding at End of   67,638     983,492    1,795,382   2,032,615    1,782,207
 Year
----------------------------------------------------------------------------------
FIDELITY VIP MONEY
MARKET - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.15  $     10.54  $    11.07   $    11.39
 Accumulation Unit
 Value Ending           $ 10.15  $    10.54  $     11.07  $    11.39   $   11.436
 Number of Units
 Outstanding at End of   69,742   1,451,852    2,194,471   2,969,960    3,542,199
 Year
----------------------------------------------------------------------------------
FIDELITY VIP OVERSEAS
- INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.50  $     14.79  $    11.81   $     9.20
 Accumulation Unit
 Value Ending           $ 10.50  $    14.79  $     11.81  $     9.20   $    7.240
 Number of Units
 Outstanding at End of   77,591      26,260      132,253     137,725      200,173
 Year
----------------------------------------------------------------------------------
JANUS ASPEN SERIES
BALANCED -
INSTITUTIONAL SHARES
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.69  $     14.63  $    14.12   $    13.29
 Accumulation Unit
 Value Ending           $ 11.69  $    14.63  $     14.12  $    13.29   $    7.762
 Number of Units
 Outstanding at End of   39,593     722,058    1,595,397   1,044,409       94,361
 Year
----------------------------------------------------------------------------------
JANUS ASPEN SERIES
FLEXIBLE BOND -
INSTITUTIONAL SHARES
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.25  $     10.29  $    10.80   $    11.49
 Accumulation Unit
 Value Ending           $ 10.25  $    10.29  $     10.80  $    11.49   $   12.280
 Number of Units
 Outstanding at End of   52,969     197,019      218,753     418,584    1,721,351
 Year
----------------------------------------------------------------------------------
JANUS ASPEN SERIES
FOREIGN STOCK -
SERVICE SHARES
SUB-ACCOUNT (3)
 Accumulation Unit
 Value Beginning             --          --           --          --   $    10.00
 Accumulation Unit
 Value Ending                --          --           --          --   $    7.675
 Number of Units
 Outstanding at End of       --          --           --          --    1,378,111
 Year
----------------------------------------------------------------------------------
JANUS ASPEN SERIES
LARGE CAP GROWTH -
INSTITUTIONAL SHARES
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.86  $     16.86  $    14.23   $    10.57
 Accumulation Unit
 Value Ending           $ 11.86  $    16.86  $     14.23  $    10.57   $   12.531
 Number of Units
 Outstanding at End of   35,519     927,469    1,955,539   1,856,493      623,206
 Year
----------------------------------------------------------------------------------
JANUS ASPEN SERIES MID
CAP GROWTH -
INSTITUTIONAL SHARES
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    12.27  $     27.32  $    18.39   $    11.00
 Accumulation Unit
 Value Ending           $ 12.27  $    27.32  $     18.39  $    11.00   $    7.827
 Number of Units
 Outstanding at End of    4,895     440,699    1,027,581     926,849      694,192
 Year
----------------------------------------------------------------------------------


                                 47  PROSPECTUS

JANUS ASPEN SERIES
WORLDWIDE GROWTH -
INSTITUTIONAL SHARES
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.68  $     17.35  $    14.45   $    11.07
 Accumulation Unit
 Value Ending           $ 10.68  $    17.35  $     14.45  $    11.07   $    8.143
 Number of Units
 Outstanding at End of   64,108     931,544    2,485,879   2,316,369    1,719,720
 Year
----------------------------------------------------------------------------------
LEGG MASON PARTNERS
VARIABLE INVESTORS -
CLASS I SUB-ACCOUNT
(4)
 Accumulation Unit
 Value Beginning             --          --           --          --           --
 Accumulation Unit
 Value Ending                --          --           --          --           --
 Number of Units
 Outstanding at End of       --          --           --          --           --
 Year
----------------------------------------------------------------------------------
LSA BALANCED (3)
 Accumulation Unit
 Value Beginning             --          --           --          --   $    10.00
 Accumulation Unit
 Value Ending                --          --           --          --   $    8.678
 Number of Units
 Outstanding at End of       --          --           --          --        2,230
 Year
----------------------------------------------------------------------------------
MFS EMERGING GROWTH -
INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.75  $     20.50  $    16.28   $    10.69
 Accumulation Unit
 Value Ending           $ 11.75  $    20.50  $     16.28  $    10.69   $    6.994
 Number of Units
 Outstanding at End of    5,861     114,684      274,444     331,023      247,624
 Year
----------------------------------------------------------------------------------
MFS INVESTORS TRUST -
INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.20  $     11.80  $    11.63   $     9.66
 Accumulation Unit
 Value Ending           $ 11.20  $    11.80  $     11.63  $     9.66   $    7.536
 Number of Units
 Outstanding at End of   10,591     133,121      217,691     295,343      269,101
 Year
----------------------------------------------------------------------------------
MFS NEW DISCOVERY -
INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.35  $     19.44  $    18.82   $    17.65
 Accumulation Unit
 Value Ending           $ 11.35  $    19.44  $     18.82  $    17.65   $   11.918
 Number of Units
 Outstanding at End of      842      55,274      219,172     188,675      183,131
 Year
----------------------------------------------------------------------------------
MFS RESEARCH - INITIAL
CLASS SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.08  $     13.57  $    12.75   $     9.92
 Accumulation Unit
 Value Ending           $ 11.08  $    13.57  $     12.75  $     9.92   $    7.389
 Number of Units
 Outstanding at End of    8,940      75,847      240,203     207,793      186,178
 Year
----------------------------------------------------------------------------------
MFS TOTAL RETURN -
INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.61  $     10.80  $    12.38   $    12.25
 Accumulation Unit
 Value Ending           $ 10.61  $    10.80  $     12.38  $    12.25   $   11.473
 Number of Units
 Outstanding at End of   11,410     118,240      207,489     436,363      642,776
 Year
----------------------------------------------------------------------------------
OPPENHEIMER MAIN
STREET SMALL CAP(R)/VA
- SERVICE SHARES
SUB-ACCOUNT (3)
 Accumulation Unit
 Value Beginning             --          --           --          --   $    10.00
 Accumulation Unit
 Value Ending                --          --           --          --   $    7.847
 Number of Units
 Outstanding at End of       --          --           --          --       97,205
 Year
----------------------------------------------------------------------------------
PIMCO VIT FOREIGN BOND
(U.S. DOLLAR-HEDGED) -
ADMINISTRATIVE SHARES
SUB-ACCOUNT (3)
 Accumulation Unit
 Value Beginning             --          --           --          --   $    10.00
 Accumulation Unit
 Value Ending                --          --           --          --   $   10.565
 Number of Units
 Outstanding at End of       --          --           --          --       75,670
 Year
----------------------------------------------------------------------------------
PIMCO VIT TOTAL RETURN
- ADMINISTRATIVE
SHARES SUB-ACCOUNT (3)
 Accumulation Unit
 Value Beginning             --          --           --          --   $    10.00
 Accumulation Unit
 Value Ending                --          --           --          --   $   10.557
 Number of Units
 Outstanding at End of       --          --           --          --      539,429
 Year
----------------------------------------------------------------------------------
PREMIER VIT OPCAP
BALANCED SUB-ACCOUNT
(3)
 Accumulation Unit
 Value Beginning             --          --           --          --           --
 Accumulation Unit
 Value Ending                --          --           --          --           --
 Number of Units
 Outstanding at End of       --          --           --          --           --
 Year
----------------------------------------------------------------------------------
PREMIER VIT OPCAP
SMALL CAP SUB-ACCOUNT
(3)
 Accumulation Unit
 Value Beginning             --          --           --          --   $    10.00
 Accumulation Unit
 Value Ending                --          --           --          --   $    7.200
 Number of Units
 Outstanding at End of       --          --           --          --       88,999
 Year
----------------------------------------------------------------------------------

                                 48  PROSPECTUS


PUTNAM VT
INTERNATIONAL GROWTH
AND INCOME - CLASS IB
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning             --          --           --          --   $    10.00
 Accumulation Unit
 Value Ending                --          --           --          --   $    8.198
 Number of Units
 Outstanding at End of       --          --           --          --       38,105
 Year
----------------------------------------------------------------------------------
STI CLASSIC CAPITAL
APPRECIATION
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning             --  $    10.00  $     10.08  $    10.26   $     9.59
 Accumulation Unit
 Value Ending                --  $    10.08  $     10.26  $     9.59   $    7.397
 Number of Units
 Outstanding at End of       --      20,427       23,194      42,077       56,403
 Year
----------------------------------------------------------------------------------
STI CLASSIC
INTERNATIONAL EQUITY
SUB-ACCOUNT (5)
 Accumulation Unit
 Value Beginning             --  $    10.00  $     10.51  $    10.02   $     8.18
 Accumulation Unit
 Value Ending                --  $    10.51  $     10.02  $     8.18   $    6.573
 Number of Units
 Outstanding at End of       --          21        1,718      88,369       24,111
 Year
----------------------------------------------------------------------------------
STI CLASSIC LARGE CAP
VALUE EQUITY
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning             --  $    10.00  $      8.64  $     9.42   $     9.20
 Accumulation Unit
 Value Ending                --  $     8.64  $      9.42  $     9.20   $    7.540
 Number of Units
 Outstanding at End of       --       8,610       10,105     196,823      104,266
 Year
----------------------------------------------------------------------------------
STRONG OPPORTUNITY II
- INVESTOR CLASS
SUB-ACCOUNT
 Accumulation Unit
 Value(1) Beginning     $ 10.00  $    10.94  $     14.57  $    15.34   $    14.59
 Accumulation Unit
 Value Ending           $ 10.94  $    14.57  $     15.34  $    14.59   $   10.541
 Number of Units
 Outstanding at End of      603      46,155      168,801     322,014      380,519
 Year
----------------------------------------------------------------------------------
T. ROWE PRICE EQUITY
INCOME - I SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.78  $     11.05  $    12.33   $    12.36
 Accumulation Unit
 Value Ending           $ 10.78  $    11.05  $     12.33  $    12.36   $   10.602
 Number of Units
 Outstanding at End of   14,739     128,022      261,772     581,145      608,043
 Year
----------------------------------------------------------------------------------
T. ROWE PRICE
INTERNATIONAL STOCK -
I SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    10.78  $     14.57  $    11.52   $     8.85
 Accumulation Unit
 Value Ending           $ 10.78  $    14.57  $     11.52  $     8.85   $    7.137
 Number of Units
 Outstanding at End of    2,401      22,869       65,454      92,572       99,915
 Year
----------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP
GROWTH - I SUB-ACCOUNT
(6)
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.50  $     14.06  $    14.91   $    14.59
 Accumulation Unit
 Value Ending           $ 11.50  $    14.06  $     14.91  $    14.59   $   11.345
 Number of Units
 Outstanding at End of    7,608      85,857      344,756     368,137      436,260
 Year
----------------------------------------------------------------------------------
T. ROWE PRICE NEW
AMERICA GROWTH - I
SUB-ACCOUNT
 Accumulation Unit
 Value Beginning        $ 10.00  $    11.25  $     12.52  $    11.05   $     9.62
 Accumulation Unit
 Value Ending           $ 11.25  $    12.52  $     11.05  $     9.62   $    6.813
 Number of Units
 Outstanding at End of    4,126      57,131      100,767     108,815      165,424
 Year
----------------------------------------------------------------------------------
VAN KAMPEN LIT
AGGRESSIVE GROWTH,
CLASS II SUB-ACCOUNT
(3)
 Accumulation Unit
 Value Beginning             --          --           --          --           --
 Accumulation Unit
 Value Ending                --          --           --          --           --
 Number of Units
 Outstanding at End of       --          --           --          --           --
 Year
----------------------------------------------------------------------------------
VAN KAMPEN LIT GROWTH
AND INCOME, CLASS II
SUB-ACCOUNT (3)
 Accumulation Unit
 Value Beginning             --          --           --          --   $    10.00
 Accumulation Unit
 Value Ending                --          --           --          --   $    8.163
 Number of Units
 Outstanding at End of       --          --           --          --       36,430
 Year
----------------------------------------------------------------------------------
VAN KAMPEN UIF U.S.
MID CAP VALUE, CLASS I
SUB-ACCOUNT (7)(8)
 Accumulation Unit
 Value Beginning             --          --           --          --           --
 Accumulation Unit
 Value Ending                --          --           --          --           --
 Number of Units
 Outstanding at End of       --          --           --          --           --
 Year
----------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE
DISCOVERY SUB-ACCOUNT
(9)
 Accumulation Unit
 Value Beginning             --          --           --          --           --
 Accumulation Unit
 Value Ending                --          --           --          --           --
 Number of Units
 Outstanding at End of       --          --           --          --           --
 Year
----------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE
OPPORTUNITY
SUB-ACCOUNT (9)
 Accumulation Unit
 Value Beginning             --          --           --          --           --
 Accumulation Unit
 Value Ending                --          --           --          --           --
 Number of Units
 Outstanding at End of       --          --           --          --           --
 Year
----------------------------------------------------------------------------------


                                 49  PROSPECTUS

                                                Year ending December 31,
FUND                                          2003        2004         2005
-------------------------------------------------------------------------------
AIM V.I. BASIC VALUE - SERIES I
SUB-ACCOUNT
 Accumulation Unit Value Beginning                 --  $   10.000   $   10.821
 Accumulation Unit Value Ending                    --  $   10.821   $   11.301
 Number of Units Outstanding at End of             --     269,780      253,928
 Year
-------------------------------------------------------------------------------
ALGER AMERICAN GROWTH - CLASS O
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.640  $   10.198   $   10.625
 Accumulation Unit Value Ending            $   10.198  $   10.625   $   11.756
 Number of Units Outstanding at End of        807,544     719,914      607,853
 Year
-------------------------------------------------------------------------------
ALGER AMERICAN INCOME & GROWTH - CLASS O
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    9.078  $   11.641   $   12.398
 Accumulation Unit Value Ending            $   11.641  $   12.398   $   12.665
 Number of Units Outstanding at End of        775,012     686,795      553,769
 Year
-------------------------------------------------------------------------------
ALGER AMERICAN LEVERAGED ALLCAP - CLASS O
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    9.061  $   12.055   $   12.881
 Accumulation Unit Value Ending            $   12.055  $   12.881   $   14.559
 Number of Units Outstanding at End of        518,914     454,884      380,525
 Year
-------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP GROWTH - CLASS O
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $   10.457  $   15.264   $   17.040
 Accumulation Unit Value Ending            $   15.264  $   17.040   $   18.482
 Number of Units Outstanding at End of        559,837     571,188      583,687
 Year
-------------------------------------------------------------------------------
ALGER AMERICAN SMALL CAPITALIZATION -
CLASS O SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    5.842  $    8.212   $    9.454
 Accumulation Unit Value Ending            $    8.212  $    9.454   $   10.913
 Number of Units Outstanding at End of        468,871     355,278      404,918
 Year
-------------------------------------------------------------------------------
DWS BALANCED - CLASS A SUB-ACCOUNT (2)
 Accumulation Unit Value Beginning                 --          --   $   10.000
 Accumulation Unit Value Ending                    --          --   $   10.602
 Number of Units Outstanding at End of             --          --      449,167
 Year
-------------------------------------------------------------------------------
DWS BOND - CLASS A SUB-ACCOUNT (2)
 Accumulation Unit Value Beginning         $   12.081  $   12.535   $   13.046
 Accumulation Unit Value Ending            $   12.535  $   13.046   $   13.219
 Number of Units Outstanding at End of        493,622     507,579      458,975
 Year
-------------------------------------------------------------------------------
DWS GLOBAL OPPORTUNITIES - CLASS A
SUB-ACCOUNT (2)
 Accumulation Unit Value Beginning         $    9.724  $   14.317   $   17.440
 Accumulation Unit Value Ending            $   14.317  $   17.440   $   20.357
 Number of Units Outstanding at End of        193,561     176,147      193,166
 Year
-------------------------------------------------------------------------------
DWS GROWTH & INCOME - CLASS A SUB-ACCOUNT
(2)
 Accumulation Unit Value Beginning         $    7.087  $    8.871   $    9.651
 Accumulation Unit Value Ending            $    8.871  $    9.651   $   10.109
 Number of Units Outstanding at End of        178,003     150,151      139,183
 Year
-------------------------------------------------------------------------------
DWS INTERNATIONAL - CLASS A SUB-ACCOUNT
(2)
 Accumulation Unit Value Beginning         $    6.743  $    8.507   $    9.790
 Accumulation Unit Value Ending            $    8.507  $    9.790   $   11.232
 Number of Units Outstanding at End of        114,835     121,969      127,476
 Year
-------------------------------------------------------------------------------
FEDERATED CAPITAL INCOME II SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    8.959  $    7.668   $    8.325
 Accumulation Unit Value Ending            $    7.668  $    8.325   $    8.738
 Number of Units Outstanding at End of        309,555     297,389      271,194
 Year
-------------------------------------------------------------------------------
FEDERATED FUND FOR U.S. GOVERNMENT
SECURITIES II SUB-ACCOUNT
 Accumulation Unit Value Beginning         $   12.572  $   12.710   $   13.005
 Accumulation Unit Value Ending            $   12.710  $   13.005   $   13.104
 Number of Units Outstanding at End of      1,589,894   1,136,236      879,855
 Year
-------------------------------------------------------------------------------

                                 50  PROSPECTUS



FEDERATED HIGH INCOME BOND II SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    6.435  $   10.814   $   11.797
 Accumulation Unit Value Ending            $   10.814  $   11.797   $   11.960
 Number of Units Outstanding at End of        707,583     729,703      606,875
 Year
-------------------------------------------------------------------------------
FIDELITY VIP ASSET MANAGER(SM) - INITIAL
CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    9.601  $   11.186   $   11.652
 Accumulation Unit Value Ending            $   11.186  $   11.652   $   11.973
 Number of Units Outstanding at End of        420,226     437,716      433,897
 Year
-------------------------------------------------------------------------------
FIDELITY VIP CONTRAFUND(R) - INITIAL
CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning         $   10.060  $   12.763   $   14.555
 Accumulation Unit Value Ending            $   12.763  $   14.555   $   16.809
 Number of Units Outstanding at End of      1,311,861   1,438,118    1,469,954
 Year
-------------------------------------------------------------------------------
FIDELITY VIP EQUITY-INCOME - INITIAL
CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    9.375  $   12.067   $   13.291
 Accumulation Unit Value Ending            $   12.067  $   13.291   $   13.896
 Number of Units Outstanding at End of      1,403,132   1,384,897    1,176,532
 Year
-------------------------------------------------------------------------------
FIDELITY VIP GROWTH - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.786  $   10.215   $   10.429
 Accumulation Unit Value Ending            $   10.215  $   10.429   $   10.897
 Number of Units Outstanding at End of      1,141,572   1,091,575      953,608
 Year
-------------------------------------------------------------------------------
FIDELITY VIP INDEX 500 - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    8.073  $   10.237   $   11.183
 Accumulation Unit Value Ending            $   10.237  $   11.183   $   11.578
 Number of Units Outstanding at End of      1,907,842   1,817,054    1,583,665
 Year
-------------------------------------------------------------------------------
FIDELITY VIP MONEY MARKET - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $   11.436  $   11.406   $   11.401
 Accumulation Unit Value Ending            $   11.406  $   11.401   $   11.601
 Number of Units Outstanding at End of      2,015,425   1,544,840    1,335,848
 Year
-------------------------------------------------------------------------------
FIDELITY VIP OVERSEAS - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.240  $   10.251   $   11.504
 Accumulation Unit Value Ending            $   10.251  $   11.504   $   13.526
 Number of Units Outstanding at End of        294,264     402,967      394,476
 Year
-------------------------------------------------------------------------------
JANUS ASPEN SERIES BALANCED -
INSTITUTIONAL SHARES SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.762  $   13.832   $   14.825
 Accumulation Unit Value Ending            $   13.832  $   14.825   $   15.805
 Number of Units Outstanding at End of      1,496,830   1,365,759    1,195,782
 Year
-------------------------------------------------------------------------------
JANUS ASPEN SERIES FLEXIBLE BOND -
INSTITUTIONAL SHARES SUB-ACCOUNT
 Accumulation Unit Value Beginning         $   12.280  $   13.166   $   13.519
 Accumulation Unit Value Ending            $   13.166  $   13.519   $   13.619
 Number of Units Outstanding at End of        584,216     527,949      492,874
 Year
-------------------------------------------------------------------------------
JANUS ASPEN SERIES FOREIGN STOCK -
SERVICE SHARES SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning         $    7.675  $   10.226   $   11.939
 Accumulation Unit Value Ending            $   10.226  $   11.939   $   12.526
 Number of Units Outstanding at End of         58,782     152,105      114,760
 Year
-------------------------------------------------------------------------------
JANUS ASPEN SERIES LARGE CAP GROWTH -
INSTITUTIONAL SHARES SUB-ACCOUNT
 Accumulation Unit Value Beginning         $   12.531  $    9.984   $   10.306
 Accumulation Unit Value Ending            $    9.984  $   10.306   $   10.614
 Number of Units Outstanding at End of      1,211,583   1,041,507      860,239
 Year
-------------------------------------------------------------------------------
JANUS ASPEN SERIES MID CAP GROWTH -
INSTITUTIONAL SHARES SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.827  $   10.443   $   12.453
 Accumulation Unit Value Ending            $   10.443  $   12.453   $   13.812
 Number of Units Outstanding at End of        656,913     642,333      539,509
 Year
-------------------------------------------------------------------------------
JANUS ASPEN SERIES WORLDWIDE GROWTH -
INSTITUTIONAL SHARES SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    8.143  $    9.971   $   10.318
 Accumulation Unit Value Ending            $    9.971  $   10.318   $   10.788
 Number of Units Outstanding at End of      1,479,355   1,193,225      997,853
 Year
-------------------------------------------------------------------------------

                                 51  PROSPECTUS


LEGG MASON PARTNERS VARIABLE INVESTORS -
CLASS I SUB-ACCOUNT (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value Beginning                 --  $   10.000   $   10.954
 Accumulation Unit Value Ending                    --  $   10.954   $   11.525
 Number of Units Outstanding at End of             --      60,840       49,518
 Year
-------------------------------------------------------------------------------
LSA BALANCED (3)
 Accumulation Unit Value Beginning         $    8.678          --           --
 Accumulation Unit Value Ending            $   11.074          --           --
 Number of Units Outstanding at End of         83,852          --           --
 Year
-------------------------------------------------------------------------------
MFS EMERGING GROWTH - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    6.994  $    8.995   $   10.035
 Accumulation Unit Value Ending            $    8.995  $   10.035   $   10.821
 Number of Units Outstanding at End of        248,807     231,814      202,017
 Year
-------------------------------------------------------------------------------
MFS INVESTORS TRUST - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.536  $    9.091   $    9.998
 Accumulation Unit Value Ending            $    9.091  $    9.998   $   10.596
 Number of Units Outstanding at End of        270,484     244,156      207,370
 Year
-------------------------------------------------------------------------------
MFS NEW DISCOVERY - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $   11.918  $   15.738   $   16.556
 Accumulation Unit Value Ending            $   15.738  $   16.556   $   17.209
 Number of Units Outstanding at End of        224,760     232,616      188,078
 Year
-------------------------------------------------------------------------------
MFS RESEARCH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.389  $    9.100   $   10.412
 Accumulation Unit Value Ending            $    9.100  $   10.412   $   11.085
 Number of Units Outstanding at End of        190,978     189,969      142,585
 Year
-------------------------------------------------------------------------------
MFS TOTAL RETURN - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $   11.473  $   13.180   $   14.490
 Accumulation Unit Value Ending            $   13.180  $   14.490   $   14.714
 Number of Units Outstanding at End of        943,486   1,033,566      970,559
 Year
-------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP(R)/VA -
SERVICE SHARES SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning         $    7.847  $   11.178   $   13.157
 Accumulation Unit Value Ending            $   11.178  $   13.157   $   14.256
 Number of Units Outstanding at End of        214,471     347,171      305,883
 Year
-------------------------------------------------------------------------------
PIMCO VIT FOREIGN BOND (U.S.
DOLLAR-HEDGED) - ADMINISTRATIVE SHARES
SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning         $   10.565  $   10.669   $   11.122
 Accumulation Unit Value Ending            $   10.669  $   11.122   $   11.550
 Number of Units Outstanding at End of        337,271     347,113      338,440
 Year
-------------------------------------------------------------------------------
PIMCO VIT TOTAL RETURN - ADMINISTRATIVE
SHARES SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning         $   10.557  $   10.951   $   11.343
 Accumulation Unit Value Ending            $   10.951  $   11.343   $   11.476
 Number of Units Outstanding at End of      1,001,817   1,060,049    1,156,641
 Year
-------------------------------------------------------------------------------
PREMIER VIT OPCAP BALANCED SUB-ACCOUNT
(3)
 Accumulation Unit Value Beginning                 --  $   10.000   $   10.812
 Accumulation Unit Value Ending                    --  $   10.812   $   10.971
 Number of Units Outstanding at End of             --     129,223      113,375
 Year
-------------------------------------------------------------------------------
PREMIER VIT OPCAP SMALL CAP SUB-ACCOUNT
(3)
 Accumulation Unit Value Beginning         $    7.200  $   10.143   $   11.809
 Accumulation Unit Value Ending            $   10.143  $   11.809   $   11.669
 Number of Units Outstanding at End of        236,796     274,798      207,018
 Year
-------------------------------------------------------------------------------
PUTNAM VT INTERNATIONAL GROWTH AND INCOME
- CLASS IB SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    8.198  $   11.161   $   13.335
 Accumulation Unit Value Ending            $   11.161  $   13.335   $   15.027
 Number of Units Outstanding at End of         43,231      89,040      123,886
 Year
-------------------------------------------------------------------------------
STI CLASSIC CAPITAL APPRECIATION
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.397  $    8.653   $    9.123
 Accumulation Unit Value Ending            $    8.653  $    9.123   $    8.929
 Number of Units Outstanding at End of         63,977      60,421       57,402
 Year
-------------------------------------------------------------------------------

                                 52  PROSPECTUS


STI CLASSIC INTERNATIONAL EQUITY
SUB-ACCOUNT (5)
 Accumulation Unit Value Beginning         $    6.573  $    8.914   $   10.506
 Accumulation Unit Value Ending            $    8.914  $   10.506   $   11.720
 Number of Units Outstanding at End of          7,301       5,874        5,685
 Year
-------------------------------------------------------------------------------
STI CLASSIC LARGE CAP VALUE EQUITY
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.540  $    9.168   $   10.439
 Accumulation Unit Value Ending            $    9.168  $   10.439   $   10.696
 Number of Units Outstanding at End of         53,974     192,125       91,183
 Year
-------------------------------------------------------------------------------
STRONG OPPORTUNITY II - INVESTOR CLASS
SUB-ACCOUNT
 Accumulation Unit Value(1) Beginning      $   10.541  $   14.263           --
 Accumulation Unit Value Ending            $   14.263  $   16.652           --
 Number of Units Outstanding at End of        356,248     374,321           --
 Year
-------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME - I
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $   10.602  $   13.140   $   14.913
 Accumulation Unit Value Ending            $   13.140  $   14.913   $   15.306
 Number of Units Outstanding at End of        744,659     895,153      874,317
 Year
-------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK - I
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    7.137  $    9.201   $   10.338
 Accumulation Unit Value Ending            $    9.201  $   10.338   $   11.847
 Number of Units Outstanding at End of        173,635     264,060      255,863
 Year
-------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH - I
SUB-ACCOUNT (6)
 Accumulation Unit Value Beginning         $   11.345  $   15.505   $   18.121
 Accumulation Unit Value Ending            $   15.505  $   18.121   $   20.534
 Number of Units Outstanding at End of        619,155     586,887      504,417
 Year
-------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH - I
SUB-ACCOUNT
 Accumulation Unit Value Beginning         $    6.813  $    9.090   $    9.955
 Accumulation Unit Value Ending            $    9.090  $    9.995   $   10.271
 Number of Units Outstanding at End of        155,957     173,326      157,832
 Year
-------------------------------------------------------------------------------
VAN KAMPEN LIT AGGRESSIVE GROWTH, CLASS
II SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning                 --  $   10.000   $   11.156
 Accumulation Unit Value Ending                    --  $   11.156   $   12.242
 Number of Units Outstanding at End of             --      44,940       49,948
 Year
-------------------------------------------------------------------------------
VAN KAMPEN LIT GROWTH AND INCOME, CLASS
II SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning         $    8.163  $   10.293   $   11.600
 Accumulation Unit Value Ending            $   10.293  $   11.600   $   12.570
 Number of Units Outstanding at End of        152,145     354,336      434,444
 Year
-------------------------------------------------------------------------------
VAN KAMPEN UIF U.S. MID CAP VALUE, CLASS
I SUB-ACCOUNT (7)(8)
 Accumulation Unit Value Beginning                 --  $   10.000   $   11.333
 Accumulation Unit Value Ending                    --  $   11.333   $   12.570
 Number of Units Outstanding at End of             --     309,322      353,741
 Year
-------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE DISCOVERY
SUB-ACCOUNT (9)
 Accumulation Unit Value Beginning                 --          --   $   10.000
 Accumulation Unit Value Ending                    --          --   $   11.481
 Number of Units Outstanding at End of             --          --      293,780
 Year
-------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE OPPORTUNITY
SUB-ACCOUNT (9)
 Accumulation Unit Value Beginning                 --          --   $   10.000
 Accumulation Unit Value Ending                    --          --   $   11.040
 Number of Units Outstanding at End of             --          --      510,068
 Year
-------------------------------------------------------------------------------



                                 53  PROSPECTUS

                         ACCUMULATION UNIT VALUES/(1)/
          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                                                                              Year ending December 31,
FUND                                                         2000      2001      2002      2003       2004         2005
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value Beginning                               --        --        --        --  $   10.000   $   10.781
 Accumulation Unit Value Ending                                  --        --        --        --  $   10.781   $   11.197
 Number of Units Outstanding at End of Year                      --        --        --        --     244,914      251,607
---------------------------------------------------------------------------------------------------------------------------
ALGER AMERICAN GROWTH - CLASS O SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   8.16  $   7.07  $  4.651  $    6.175   $    6.398
 Accumulation Unit Value Ending                            $   8.16  $   7.07  $  4.651  $  6.175  $    6.398   $    7.041
 Number of Units Outstanding at End of Year                  11,130    97,242   108,296   308,042     439,952      492,261
---------------------------------------------------------------------------------------------------------------------------
ALGER AMERICAN INCOME & GROWTH - CLASS O SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.28  $   7.81  $  5.284  $    6.738   $    7.137
 Accumulation Unit Value Ending                            $   9.28  $   7.81  $  5.284  $  6.738  $    7.137   $    7.252
 Number of Units Outstanding at End of Year                  32,338    92,660   202,665   354,359     396,418      381,157
---------------------------------------------------------------------------------------------------------------------------
ALGER AMERICAN LEVERAGED ALLCAP - CLASS O SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   7.68  $   6.34  $  4.116  $    5.447   $    5.788
 Accumulation Unit Value Ending                            $   7.68  $   6.34  $  4.116  $  5.447  $    5.788   $    6.506
 Number of Units Outstanding at End of Year                  62,468   136,468   264,242   542,296     727,607      721,253
---------------------------------------------------------------------------------------------------------------------------
ALGER AMERICAN MIDCAP GROWTH - CLASS O SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.44  $   8.67  $  5.996  $    8.703   $    9.663
 Accumulation Unit Value Ending                            $   9.44  $   8.67  $  5.996  $  8.703  $    9.663   $   10.424
 Number of Units Outstanding at End of Year                 123,576   107,872   295,309   836,891     999,864    1,007,060
---------------------------------------------------------------------------------------------------------------------------
ALGER AMERICAN SMALL CAPITALIZATION - CLASS O SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   7.22  $   4.99  $  3.619  $    5.060   $    5.793
 Accumulation Unit Value Ending                            $   7.22  $   4.99  $  3.619  $  5.060  $    5.793   $    6.651
 Number of Units Outstanding at End of Year                   5,134   116,699   128,015   283,201     359,793      408,709
---------------------------------------------------------------------------------------------------------------------------
DWS BALANCED - CLASS A SUB-ACCOUNT (2)
 Accumulation Unit Value Beginning                               --        --        --        --          --   $   10.000
 Accumulation Unit Value Ending                                  --        --        --        --          --   $   10.562
 Number of Units Outstanding at End of Year                      --        --        --        --          --      140,966
---------------------------------------------------------------------------------------------------------------------------
DWS BOND - CLASS A SUB-ACCOUNT (2)
 Accumulation Unit Value Beginning                         $  10.00  $  10.61  $  11.02  $ 11.655  $   12.026   $   12.447
 Accumulation Unit Value Ending                            $  10.19  $  11.02  $ 11.655  $ 12.026  $   12.447   $   12.544
 Number of Units Outstanding at End of Year                  24,670    60,002    89,305   179,258     242,774      235,908
---------------------------------------------------------------------------------------------------------------------------
DWS GLOBAL OPPORTUNITIES - CLASS A SUB-ACCOUNT (2)
 Accumulation Unit Value Beginning                         $  10.00  $   9.12  $   6.75  $  5.313  $    7.780   $    9.425
 Accumulation Unit Value Ending                            $   9.12  $   6.75  $  5.313  $  7.780  $    9.425   $   10.942
 Number of Units Outstanding at End of Year                  11,777    24,877    51,809   159,642     254,808      309,298
---------------------------------------------------------------------------------------------------------------------------
DWS GROWTH & INCOME - CLASS A SUB-ACCOUNT (2)
 Accumulation Unit Value Beginning                         $  10.00  $   9.59  $   8.35  $  6.305  $    7.849   $    8.492
 Accumulation Unit Value Ending                            $   9.59  $   8.35  $  6.305  $  7.849  $    8.492   $    8.847
 Number of Units Outstanding at End of Year                   3,100    23,428    37,769    76,611      99,749       85,054
---------------------------------------------------------------------------------------------------------------------------
DWS INTERNATIONAL - CLASS A SUB-ACCOUNT (2)
 Accumulation Unit Value Beginning                         $  10.00  $   8.71  $   5.91  $  4.740  $    5.948   $    6.808
 Accumulation Unit Value Ending                            $   8.71  $   5.91  $  4.740  $  5.948  $    6.808   $    7.768
 Number of Units Outstanding at End of Year                   4,151    18,248    36,822   144,072     174,503      190,759
---------------------------------------------------------------------------------------------------------------------------
FEDERATED CAPITAL INCOME II SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.14  $   7.74  $  9.115  $    6.855   $    7.401
 Accumulation Unit Value Ending                            $   9.14  $   7.74  $  9.115  $  6.855  $    7.401   $    7.726
 Number of Units Outstanding at End of Year                     689     1,970    92,428    51,656      76,744       76,010
---------------------------------------------------------------------------------------------------------------------------
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II
SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $  10.61  $  11.15  $ 11.942  $   12.006   $   12.218
 Accumulation Unit Value Ending                            $  10.61  $  11.15  $ 11.942  $ 12.006  $   12.218   $   12.243
 Number of Units Outstanding at End of Year                     230    69,662   408,779   580,553     605,532      530,059
---------------------------------------------------------------------------------------------------------------------------

                                 54  PROSPECTUS



FEDERATED HIGH INCOME BOND II SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.19  $   9.15  $  5.784  $   10.941   $   11.870
 Accumulation Unit Value Ending                            $   9.19  $   9.15  $  5.784  $ 10.941  $   11.870   $   11.968
 Number of Units Outstanding at End of Year                     597    52,109    24,658   246,278     444,657      439,857
---------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP ASSET MANAGER(SM) - INITIAL CLASS
SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.59  $   9.03  $  8.095  $    9.379   $    9.716
 Accumulation Unit Value Ending                            $   9.59  $   9.03  $  8.095  $  9.379  $    9.716   $    9.929
 Number of Units Outstanding at End of Year                     299    33,474    73,114   116,121     181,632      176,415
---------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.38  $   8.08  $  7.195  $    9.078   $   10.296
 Accumulation Unit Value Ending                            $   9.38  $   8.08  $  7.195  $  9.078  $   10.296   $   11.826
 Number of Units Outstanding at End of Year                  19,089   104,405   348,537   888,353   1,158,838    1,260,810
---------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP EQUITY-INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $  11.04  $  10.30  $  8.405  $   10.759   $   11.786
 Accumulation Unit Value Ending                            $  11.04  $  10.30  $  8.405  $ 10.759  $   11.786   $   12.255
 Number of Units Outstanding at End of Year                   4,932    75,559   174,403   306,020     434,981      395,964
---------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP GROWTH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   8.39  $   6.79  $  4.659  $    6.080   $    6.173
 Accumulation Unit Value Ending                            $   8.39  $   6.79  $  4.659  $  6.080  $    6.173   $    6.415
 Number of Units Outstanding at End of Year                  52,890    98,555   305,305   625,498     939,071      831,880
---------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP INDEX 500 - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.04  $   7.80  $  5.960  $    7.516   $    8.166
 Accumulation Unit Value Ending                            $   9.04  $   7.80  $  5.960  $  7.516  $    8.166   $    8.407
 Number of Units Outstanding at End of Year                 102,744   312,663   365,351   978,400   1,444,339    1,362,101
---------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP MONEY MARKET - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $  10.23  $  10.47  $ 10.456  $   10.373   $   10.311
 Accumulation Unit Value Ending                            $  10.23  $  10.47  $ 10.456  $ 10.373  $   10.311   $   10.435
 Number of Units Outstanding at End of Year                  30,553   140,649   310,441   819,516     618,241      694,730
---------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP OVERSEAS - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   8.44  $   6.54  $  5.119  $    7.208   $    8.045
 Accumulation Unit Value Ending                            $   8.44  $   6.54  $  5.119  $  7.208  $    8.045   $    9.406
 Number of Units Outstanding at End of Year                   6,868    58,855   109,892   235,043     382,839      426,944
---------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES BALANCED - INSTITUTIONAL SHARES
SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.62  $   9.00  $  8.273  $    9.267   $    9.878
 Accumulation Unit Value Ending                            $   9.62  $   9.00  $  8.273  $  9.267  $    9.878   $   10.473
 Number of Units Outstanding at End of Year                  43,584   199,196   356,912   699,022     705,500      691,502
---------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FLEXIBLE BOND - INSTITUTIONAL SHARES
SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $  10.40  $  11.01  $ 11.943  $   12.480   $   12.743
 Accumulation Unit Value Ending                            $  10.40  $  11.01  $ 11.943  $ 12.480  $   12.743   $   12.767
 Number of Units Outstanding at End of Year                      25   104,700   114,051   254,643     312,969      291,063
---------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FOREIGN STOCK - SERVICE SHARES
SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning                               --        --  $  10.00  $  7.734  $   10.132   $   11.765
 Accumulation Unit Value Ending                                  --        --  $  7.734  $ 10.132  $   11.765   $   12.276
 Number of Units Outstanding at End of Year                      --        --    36,688    37,023      71,988       79,929
---------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES LARGE CAP GROWTH - INSTITUTIONAL
SHARES SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $   1000  $   8.32  $   6.15  $  4.441  $    5.746   $    5.898
 Accumulation Unit Value Ending                            $   8.32  $   6.15  $  4.441  $  5.746  $    5.898   $    6.042
 Number of Units Outstanding at End of Year                  98,273   116,481   162,987   251,235     275,805      257,364
---------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES MID CAP GROWTH - INSTITUTIONAL SHARES
SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   6.65  $   3.96  $  2.799  $    3.715   $    4.405
 Accumulation Unit Value Ending                            $   6.65  $   3.96  $  2.799  $  3.715  $    4.405   $    4.860
 Number of Units Outstanding at End of Year                 272,048   266,218   307,400   412,644     466,868      505,828
---------------------------------------------------------------------------------------------------------------------------

                                 55  PROSPECTUS


JANUS ASPEN SERIES WORLDWIDE GROWTH - INSTITUTIONAL
SHARES SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   8.19  $   6.24  $  4.564  $    5.558   $    5.719
 Accumulation Unit Value Ending                            $   8.19  $   6.24  $  4.564  $  5.558  $    5.719   $    5.947
 Number of Units Outstanding at End of Year                  66,346   167,331   245,789   365,025     414,342      364,847
---------------------------------------------------------------------------------------------------------------------------
LEGG MASON PARTNERS VARIABLE INVESTORS - CLASS I
SUB-ACCOUNT (4)
 Accumulation Unit Value Beginning                               --        --        --        --  $   10.000   $   10.913
 Accumulation Unit Value Ending                                  --        --        --        --  $   10.913   $   11.419
 Number of Units Outstanding at End of Year                      --        --        --        --      47,102       45,145
---------------------------------------------------------------------------------------------------------------------------
LSA BALANCED (3)
 Accumulation Unit Value Beginning                               --        --  $  10.00  $  8.646          --           --
 Accumulation Unit Value Ending                                  --        --  $  8.646  $ 10.973          --           --
 Number of Units Outstanding at End of Year                      --        --     2,157    46,166          --           --
---------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   8.15  $   5.33  $  3.465  $    4.432   $    4.917
 Accumulation Unit Value Ending                            $   8.15  $   5.33  $  3.465  $  4.432  $    4.917   $    5.273
 Number of Units Outstanding at End of Year                  66,991   107,324   123,692   227,669     274,686      269,766
---------------------------------------------------------------------------------------------------------------------------
MFS INVESTORS TRUST - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.85  $   8.13  $  6.308  $    7.567   $    8.276
 Accumulation Unit Value Ending                            $   9.85  $   8.13  $  6.308  $  7.567  $    8.276   $    8.724
 Number of Units Outstanding at End of Year                   3,223     22985    52,812   121,843     136,211      135,382
---------------------------------------------------------------------------------------------------------------------------
MFS NEW DISCOVERY - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   8.97  $   8.36  $  5.615  $    7.374   $    7.715
 Accumulation Unit Value Ending                            $   8.97  $   8.36  $  5.615  $  7.374  $    7.715   $    7.975
 Number of Units Outstanding at End of Year                 113,237   118,208   205,837   477,819     623,501      560,525
---------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   8.87  $   6.86  $  5.084  $    6.227   $    7.085
 Accumulation Unit Value Ending                            $   8.87  $   6.86  $  5.084  $  6.227  $    7.085   $    7.502
 Number of Units Outstanding at End of Year                   6,208    23,332    32,958    50,336      53,593       52,102
---------------------------------------------------------------------------------------------------------------------------
MFS TOTAL RETURN - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $  11.20  $  11.03  $ 10.273  $   11.736   $   12.832
 Accumulation Unit Value Ending                            $  11.20  $  11.03  $ 10.273  $ 11.736  $   12.832   $   12.959
 Number of Units Outstanding at End of Year                   8,401    60,889   250,026   454,021     590,723      622,265
---------------------------------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP(R)/VA - SERVICE SHARES
SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning                               --        --  $  10.00  $  7.818  $   11.076   $   12.965
 Accumulation Unit Value Ending                                  --        --  $  7.818  $ 11.076  $   12.965   $   13.972
 Number of Units Outstanding at End of Year                      --        --    41,593   193,863     323,468      312,606
---------------------------------------------------------------------------------------------------------------------------
PIMCO VIT FOREIGN BOND (U.S. DOLLAR-HEDGED) -
ADMINISTRATIVE SHARES SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning                               --        --  $  10.00  $ 10.526  $   10.571   $   10.960
 Accumulation Unit Value Ending                                  --        --  $ 10.526  $ 10.571  $   10.960   $   11.319
 Number of Units Outstanding at End of Year                      --        --     4,596    79,683     100,873      106,489
---------------------------------------------------------------------------------------------------------------------------
PIMCO VIT TOTAL RETURN - ADMINISTRATIVE SHARES
SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning                               --        --  $  10.00  $ 10.518  $   10.851   $   11.178
 Accumulation Unit Value Ending                                  --        --  $ 10.518  $ 10.851  $   11.178   $   11.247
 Number of Units Outstanding at End of Year                      --        --    85,455   428,033     604,097      614,406
---------------------------------------------------------------------------------------------------------------------------
PREMIER VIT OPCAP BALANCED SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning                               --        --        --        --  $   10.000   $   10.772
 Accumulation Unit Value Ending                                  --        --        --        --  $   10.772   $   10.870
 Number of Units Outstanding at End of Year                      --        --        --        --      91,944      106,673
---------------------------------------------------------------------------------------------------------------------------
PREMIER VIT OPCAP SMALL CAP SUB-ACCOUNT (3)
 Accumulation Unit Value Beginning                               --        --  $  10.00  $  7.173  $   10.051   $   11.637
 Accumulation Unit Value Ending                                  --        --  $  7.173  $ 10.051  $   11.637   $   11.436
 Number of Units Outstanding at End of Year                      --        --     8,929   172,641     244,720      236,295
---------------------------------------------------------------------------------------------------------------------------

                                 56  PROSPECTUS


PUTNAM VT INTERNATIONAL GROWTH AND INCOME - CLASS IB
SUB-ACCOUNT
 Accumulation Unit Value Beginning                               --        --  $  10.00  $  8.168  $   11.059   $   13.141
 Accumulation Unit Value Ending                                  --        --  $  8.168  $ 11.059  $   13.141   $   14.727
 Number of Units Outstanding at End of Year                      --        --     6,727    39,731      58,105       61,333
---------------------------------------------------------------------------------------------------------------------------
STI CLASSIC CAPITAL APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.63  $   8.95  $  6.870  $    7.992   $    8.380
 Accumulation Unit Value Ending                            $   9.63  $   8.95  $  6.870  $  7.992  $    8.380   $    8.157
 Number of Units Outstanding at End of Year                     903     7,596    31,178    54,246      63,858       58,249
---------------------------------------------------------------------------------------------------------------------------
STI CLASSIC INTERNATIONAL EQUITY SUB-ACCOUNT (5)
 Accumulation Unit Value Beginning                         $  10.00  $   9.25  $   7.50  $  6.001  $    8.093   $    9.486
 Accumulation Unit Value Ending                            $   9.25  $   7.50  $  6.001  $  8.093  $    9.486   $   10.525
 Number of Units Outstanding at End of Year                       0     1,363       189       186         182          180
---------------------------------------------------------------------------------------------------------------------------
STI CLASSIC LARGE CAP VALUE EQUITY SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $  11.70  $  11.36  $  9.262  $   11.201   $   12.683
 Accumulation Unit Value Ending                            $  11.70  $  11.36  $  9.262  $ 11.201  $   12.683   $   12.925
 Number of Units Outstanding at End of Year                   1,615    18,026    19,587    30,898     100,258       68,271
---------------------------------------------------------------------------------------------------------------------------
STRONG OPPORTUNITY II - INVESTOR CLASS SUB-ACCOUNT
 Accumulation Unit Value(1) Beginning                      $  10.00  $  10.15  $   9.60  $  6.899  $    9.284           --
 Accumulation Unit Value Ending                            $  10.15  $   9.60  $  6.899  $  9.284  $   10.780           --
 Number of Units Outstanding at End of Year                   4,607   117,620   278,117   409,953     454,476           --
---------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME - I SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $  11.52  $  11.48  $  9.895  $   12.073   $   13.627
 Accumulation Unit Value Ending                            $  11.52  $  11.48  $  9.895  $ 12.073  $   13.627   $   13.909
 Number of Units Outstanding at End of Year                     113    47,501   228,732   526,597     761,565      796,314
---------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK - I SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   8.55  $   6.53  $  5.239  $    6.716   $    7.505
 Accumulation Unit Value Ending                            $   8.55  $   6.53  $  5.239  $  6.716  $    7.505   $    8.554
 Number of Units Outstanding at End of Year                   5,575    16,460    39,170   110,909     176,753      203,771
---------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH - I SUB-ACCOUNT (6)
 Accumulation Unit Value Beginning                         $  10.00  $  10.06  $   9.79  $  7.569  $   10.288   $   11.957
 Accumulation Unit Value Ending                            $  10.06  $   9.79  $  7.569  $ 10.288  $   11.957   $   13.476
 Number of Units Outstanding at End of Year                   6,092    82,744   231,318   574,018     675,635      621,478
---------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH - I SUB-ACCOUNT
 Accumulation Unit Value Beginning                         $  10.00  $   9.01  $   7.80  $  5.489  $    7.284   $    7.933
 Accumulation Unit Value Ending                            $   9.01  $   7.80  $  5.489  $  7.284  $    7.933   $    8.140
 Number of Units Outstanding at End of Year                       0    14,973    80,509    84,065     120,707      126,892
---------------------------------------------------------------------------------------------------------------------------
VAN KAMPEN LIT AGGRESSIVE GROWTH, CLASS II SUB-ACCOUNT
(3)
 Accumulation Unit Value Beginning                               --        --        --        --  $   10.000   $   11.114
 Accumulation Unit Value Ending                                  --        --        --        --  $   11.114   $   12.130
 Number of Units Outstanding at End of Year                      --        --        --        --      77,019       52,894
---------------------------------------------------------------------------------------------------------------------------
VAN KAMPEN LIT GROWTH AND INCOME, CLASS II SUB-ACCOUNT
(3)
 Accumulation Unit Value Beginning                               --        --  $  10.00  $  8.133  $   10.199   $   11.431
 Accumulation Unit Value Ending                                  --        --  $  8.133  $ 10.199  $   11.431   $   12.319
 Number of Units Outstanding at End of Year                      --        --    12,359   106,750     238,529      277,577
---------------------------------------------------------------------------------------------------------------------------
VAN KAMPEN UIF U.S. MID CAP VALUE, CLASS I SUB-ACCOUNT
(7)(8)
 Accumulation Unit Value Beginning                               --        --        --        --  $   10.000   $   11.290
 Accumulation Unit Value Ending                                  --        --        --        --  $   11.290   $   12.455
 Number of Units Outstanding at End of Year                      --        --        --        --     220,091      280,918
---------------------------------------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE DISCOVERY SUB-ACCOUNT (9)
 Accumulation Unit Value Beginning                               --        --        --        --          --   $   10.000
 Accumulation Unit Value Ending                                  --        --        --        --          --   $   11.435
 Number of Units Outstanding at End of Year                      --        --        --        --          --      177,119
---------------------------------------------------------------------------------------------------------------------------

                                 57  PROSPECTUS


WELLS FARGO ADVANTAGE OPPORTUNITY SUB-ACCOUNT (9)
 Accumulation Unit Value Beginning                               --        --        --        --          --   $   10.000
 Accumulation Unit Value Ending                                  --        --        --        --          --   $   10.996
 Number of Units Outstanding at End of Year                      --        --        --        --          --      449,486
---------------------------------------------------------------------------------------------------------------------------

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Sub-Account for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Maintenance Charge.

(2) Effective 2/6/2006, Scudder Investments has changed its name to DWS Scudder Investments, accordingly we have made a corresponding change to the names of the Sub-Accounts.

(3) First offered 5/1/02.

(4) Effective 5/1/2006, the Salomon Brothers Variable Series Funds Inc. have been rebranded Legg Mason Partners Variable Portfolios I, Inc., accordingly we have made a corresponding change to the names of the Sub-Accounts.



(5) Effective September 27, 2002, the STI Classic International Equity Fund is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to September 27, 2002, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program.
    Outside of these automatic transaction programs, additional allocations will not be allowed.

(6) Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(7) First offered 4/30/04.

(8) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(9) Effective May 1, 2006, the Wells Fargo Advantage Discovery Fund changed its name to the Wells Fargo Advantage Discovery Fund and the Wells Fargo Advantage Opportunity Fund changed its name to the Wells Fargo Advantage Opportunity Fund, accordingly we have made the corresponding changes to the names of the Sub-Accounts.

(10) A brief explanation of how performance of the Sub-Accounts are calculated may be found in the Statement of Additional Information.






                                 58  PROSPECTUS

APPENDIX B
--------------------------------------------------------------------------------


ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                        $ 40,000.00
Guarantee Period:                        5 Years
Guaranteed Interest Rate:                5% Annual Effective Rate
5-year Treasury Rate at Time of
Purchase Payment:                        6%

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

  (a) the greater of:

  .  earnings not previously withdrawn; or

  .  15% of your total Purchase Payments in the most recent seven years; plus

  (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% X $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

  .9 X (I - J) X N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.


EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT
A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

  .9 X (.06 - .065) X 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

  $ - 648.00 = -.0180 X ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

  $2,520.00 = 7% X (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

  $38,832.00 = $42,000.00 - $648.00 - $2,520.00


EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT
An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year


                                 59  PROSPECTUS

Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

  .9 X (.06 - .055) X 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

  $648.00 = .0180 X ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

  $2,520.00 = 7% X ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

  $40,128.00 = $42,000.00 + $648.00 - $2,520.00


EXAMPLE OF A PARTIAL WITHDRAWAL
If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows

Let:                 AW   =    the total amount to be withdrawn
                                from your Contract Value
                     MVA  =    Market Value Adjustment
                     WC   =    Withdrawal Charge
                     AW'  =    amount subject to Market Value
                                Adjustment and Withdrawal Charge

Then                 AW   -    $20,000.00 = WC - MVA

:

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW - $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC - MVA.

  MVA = - .018 X AW'

  WC = .07 X AW'

  WC - MVA = .088AW'

  AW' - $14,000.00 = .088AW'

  AW' = $14,000.00 / (1 - .088) = $15,350.88

  MVA = - .018 X $15,350.88 = - $276.32

  WC = .07 X $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

                                                                                AW'  =    amount that MVA & WC are applied to
                                                                                     =    amount withdrawn in excess of Free
                                                                                          Amount = $20,000.00 - $6,000.00 =
                                                                                          $14,000.00
                                                                                MVA  =    - .018 X $14,000.00 = - $252.00
                                                                                WC   =    .07 X $14,000.00 = $980.00


You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.


EXAMPLE OF FREE WITHDRAWAL AMOUNT
Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 X .15 = $6,000.00).


                                 60  PROSPECTUS

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of issuance and Distribution.

Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling approximately $ 31,000.00 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $0.00; cost of printing and engraving - $ 25,000.00 (approximate); legal fees - $ 5,000.00 (approximate), and accounting fees - $ 1,000.00 (approximate). All amounts are estimated, for the period ending April 30, 2006, for the continuous offering of shares, but are not deducted from proceeds.

Item 15. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





Item 16. Exhibits



 Exh. No. Description
  1                Principal Underwriting Agreement (1)
  3(a)             Articles of Incorporation (2)
  3(b)             Bylaws (2)
  4(a)             Form of Variable Annuity Contract (3)
  4(b)             Form of  Application (3)
  5                Opinion and Consent of Counsel regarding legality (4)
  21               Subsidiaries of Registrant - Not Applicable
  23               Independent Auditors' Consent (filed herewith)
  27               Financial Data Schedule (5)
  99 (a)           Experts (filed herewith)
  99 (b)           Powers of Attorney for Lawrence W. Dahl, John C. Lounds,
                   Samuel H. Pilch, John C. Pintozzi, Kevin R. Slawin,
                   Casey J. Sylla, Steven C. Verney, Douglas B. Welch (filed herewith)

-------------------------------------------------

(1) Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 22, 1999

(2) Registration Statement on Form S-6 for the Lincoln Benefit Life Variable Life Account (File No. 333-47717) filed March 11, 1998

(3) Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed April 22, 1998

(4) Post-Effective Amendment to Form S-1 on Form S-3 for Lincoln Benefit Life Company (File No. 333-59765) filed April 21, 2000.

(5)  Registrant's Form 10-K filed March 29, 2001.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






                                   SIGNATURES

     As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on April 19th, 2006.

                    LINCOLN BENEFIT LIFE COMPANY (Registrant)

                           * By: /s/ Lawrence W. Dahl
                ------------------------------------------------
                                Lawrence W. Dahl
                      President and Chief Operating Officer



                          LINCOLN BENEFIT LIFE COMPANY
                                   (Depositor)


                            *By: /s/ Lawrence W. Dahl
                ------------------------------------------------
                                Lawrence W. Dahl
                      President and Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons and in the capacities and on April 19th, 2006.

(Signature)                                     (Title)


*/s/ Lawrence W. Dahl
-----------------------------------         President, Chief Operating Officer
 Lawrence W. Dahl                            & Director
                                            (Principal Executive Officer)



*/s/ Samuel H. Pilch
----------------------------------          Group Vice President & Controller
Samuel H. Pilch                             (Principal Accounting Officer)




*/s/ Steven C. Verney
---------------------------------           Treasurer
Steven C. Verney                            (Principal Financial Officer)




*/s/ John C. Lounds
--------------------------------            Director, Vice President
John C. Lounds



*/s/ Douglas B. Welch
--------------------------------            Director, Vice President
Douglas B. Welch



*/s/ John C. Pintozzi
--------------------------------            Director, Senior Vice President and
John C. Pintozzi                            Chief Financial Officer



*/s/ Kevin R. Slawin
--------------------------------            Director, Vice President
Kevin R. Slawin




*/s/ Casey J. Sylla
--------------------------------            Director, Chairman of the Board
Casey J. Sylla                              and Chief Executive Officer



/s/ Michael J. Velotta
---------------------------------           Director, Senior Vice President,
Michael J. Velotta                          General Counsel and Secretary


*By Michael J. Velotta, pursuant to Power of Attorney.

                                    EXHIBITS

Exhibit No.             Description

23                      Independent Auditors' Consent

99 (a)                  Experts

99 (b) Powers of Attorney for Lawrence W. Dahl, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, Kevin R. Slawin, Casey J. Sylla, Steven C. Verney, Douglas B. Welch